UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AT&T

2024

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders

IT’S A PLEASURE TO INVITE YOU TO OUR 2024 ANNUAL MEETING OF STOCKHOLDERS. I HOPE YOU CAN JOIN US VIRTUALLY ON THURSDAY, MAY 16, 2024, AT 3:30 P.M. CENTRAL TIME.

Dear Stockholders:

I am honored to serve as chairman of AT&T’s Board of Directors and further our Company’s tradition of strong, efficient governance.

The Board is dedicated to representing your interests and ensuring AT&T invests in long-term growth initiatives that deliver the returns you expect. The diversity of our experience and expertise bolsters our effectiveness in helping steer AT&T’s strategy and operations to create sustainable value for you.

We are committed to keeping you informed of our progress, and I hope you’ll join us for AT&T’s virtual Annual Meeting of Stockholders on Thursday, May 16. Thank you for continued confidence in AT&T.

Sincerely,

William E. Kennard

INDEPENDENT CHAIRMAN OF THE BOARD

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of AT&T Inc.:

The 2024 Annual Meeting of Stockholders of AT&T Inc. will be conducted virtually on the Internet. There will be no in-person meeting.

When:	3:30 p.m. Central time Thursday, May 16, 2024

Web Address:	meetnow.global/ATT2024

The purpose of the annual meeting is to consider and act on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on March 18, 2024, are entitled to vote at the meeting and at any adjournment of the meeting.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President, Secretary

and Chief Privacy Officer

April 4, 2024

YOUR VOTE IS IMPORTANT

Please promptly sign, date and return your proxy card or voting instruction form, or submit your proxy and/or voting instructions by telephone or through the Internet so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who virtually attend the meeting may withdraw their proxies and vote electronically at the meeting.

ATTENDING THE MEETING

A Stockholder of Record or a Beneficial Stockholder may access the meeting at meetnow.global/ATT2024 by following the prompts, which will ask for the Stockholder’s control number, which is shown in a box on the Proxy Card or Notice of Internet Availability of Proxy Materials.

More information about accessing the meeting is provided on the next page.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2024:

The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/att

Attending the Meeting

The Record Date for AT&T’s 2024 Annual Meeting of Stockholders is March 18, 2024.

Stockholders of Record (shares are registered in your name)

If you were a Stockholder of Record of AT&T common stock at the close of business on the Record Date, you are eligible to attend the meeting, vote, change a prior vote, and submit questions. To access the meeting, visit meetnow.global/ATT2024 and follow the prompts, which will ask you to enter your control number. The control number is on your Proxy Card or, if applicable, shown in the Notice of Internet Availability of Proxy Materials.

Beneficial Stockholders (shares are held in the name of a bank, broker, or other institution)

If you were a beneficial stockholder of AT&T common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions through your broker or other intermediary. To access the meeting, visit meetnow.global/ATT2024 and use your control number. You may vote your shares at the meeting or change a prior vote and submit questions. If you are a beneficial stockholder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

401(k) Plan Participants

If you are a participant in the AT&T Retirement Savings Plan, the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, or the BellSouth Savings and Security Plan, and if you participated in the AT&T shares fund on the record date, you are eligible to listen to the meeting via the webcast and submit questions at the meeting. You may access the meeting and submit questions in the same manner as Stockholders of Record. Because plan participants may submit voting instructions only through the plan trustee or administrator, voting instructions must be submitted on or before May 13, 2024.

Guests

The meeting will also be available to the general public at the following link: meetnow.global/ATT2024. Please note that guests will not have the ability to ask questions or vote.

Asking Questions

If you are a Stockholder of Record, a Beneficial Stockholder, or 401(k) Plan Participant, you may submit questions in writing during the meeting through the meeting portal at meetnow.global/ATT2024 using your control number. In addition, you may submit questions beginning three days before the day of the meeting by going to meetnow.global/ATT2024. We will attempt to answer as many questions as we can during the meeting. Similar questions on the same topic will be answered as a group. Questions related to individual stockholders will be answered separately by our stockholder relations team. Our replies to questions of general interest, including those we are unable to address during the meeting, will be published on our Investor Relations website after the meeting.

Stockholder Proponents

Only stockholders who have submitted proposals pursuant to AT&T’s Bylaws may have a proposal submitted at the meeting. Unless otherwise determined by the Chairman of the meeting, each proponent will be permitted to pre-record the introduction of their proposal. The introduction must be relevant to the proposal and, of course, may not otherwise be inappropriate.

Control Number

Your control number appears on your Proxy Card, in our Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials. If you do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

Technical Support

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.

Voting Results

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at investors.att.com.

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

2024 ANNUAL MEETING INFORMATION

Time 3:30 p.m. Central time	Date Thursday May 16, 2024	Place meetnow.global/ATT2024

ATTENDING THE MEETING

You may access the meeting by going to meetnow.global/ATT2024 and following the prompts, which will ask you for your control number, on your Proxy Card or your Notice of

Internet Availability. If you do not have a control number, contact your broker for access or follow the instructions sent with your proxy materials.

AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:	Board Recommendation	Page

1 - Election of Directors	FOR each nominee	3

2 - Ratification of Ernst & Young LLP as auditors for 2024	FOR	10

3 - Advisory Approval of Executive Compensation	FOR	11

Stockholder Proposals:

4 - Independent Board Chairman	AGAINST	12

5 - Improve Clawback Policy for Unearned Pay for Each NEO	AGAINST	14

6 - Report on Respecting Workforce Civil Liberties	AGAINST	16

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page 20 describes our governance framework, which includes the following highlights:

Independent Chairman

Ten Independent Director Nominees

Demonstrated Board refreshment and diversity

Independent Audit, Human Resources, and Governance and Policy Committees

Regular sessions of non-management Directors

Annual election of Directors by majority vote

Long-standing commitment to sustainability

Stockholder right to call special meetings

Restitution and Clawback Policies

Proxy Access

2024 PROXY	SUM1	AT&T INC.

2024 Proxy Statement Summary

DIRECTOR TENURE AND DIVERSITY

We are committed to strong corporate governance that directly aligns with our long-term strategy. We are focused on building a Board that reflects diverse perspectives, with directors who bring significant expertise in key areas supporting AT&T’s purpose and evolved strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership.

DIRECTORS AND NOMINEES*
TENURE	GENDER	RACE / ETHNICITY

Name	Gender	Race/ Ethnicity	Director Since

SCOTT T. FORD	M	W	2012

GLENN H. HUTCHINS	M	W	2014

WILLIAM E. KENNARD	M	B	2014

STEPHEN J. LUCZO	M	W	2019

MARISSA A. MAYER	F	W	2024

MICHAEL B. MCCALLISTER	M	W	2013

BETH E. MOONEY	F	W	2013

MATTHEW K. ROSE	M	W	2010

JOHN T. STANKEY	M	W	2020

CYNTHIA B. TAYLOR	F	W	2013

LUIS A. UBIÑAS	M	H	2021

*All Directors are nominated for re-election. All Director nominees are independent, except for Mr. Stankey.

Key: F – Female; M – Male; B – Black or African American; H – Hispanic; W – White

AT&T INC.	SUM2	2024 PROXY

2024 Proxy Statement Summary

STOCKHOLDER ENGAGEMENT

AT&T has a long history of engaging with our stockholders, reaching out to our investors each spring and fall to discuss an array of topics. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. These engagements help to inform our Board’s approach to governance, compensation, and oversight of sustainability initiatives. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions and privacy, as well as the Proxy Statement and Annual Report.

In the spring and fall of 2023, members of management and our Board Chairman, William Kennard, engaged with stockholders representing 29% of institutional shares outstanding on a variety of strategy, business performance and governance topics. Specifically, stockholders expressed interest in Board composition and how the collective skillset of our Board has evolved to support strategic priorities, and stockholders continued to express support for our approach to Board leadership and governance practices which promote independent Board oversight and management of risk. We also discussed our sustainability strategy’s alignment to business priorities and our executive compensation program and philosophy, which stockholders expressed continued support for. No further changes are anticipated for our 2024 compensation programs.

•	SCOPE OF OUTREACH IN 2023: We reached out to stockholders representing more than 34% of shares outstanding, or more than 60% of shares held by institutional investors.

•

SCOPE OF ENGAGEMENT IN 2023: In the spring and fall of 2023 we engaged with stockholders representing approximately 20% of shares outstanding, or approximately 46% of shares held by institutional investors who accepted our request for a meeting.

2024 PROXY	SUM3	AT&T INC.

2024 Proxy Statement Summary

SUSTAINABILITY HIGHLIGHTS

The issues we manage under our Corporate Responsibility umbrella represent risks, opportunities and important external impacts we consider in our strategy and operations. Our approach is integrated into our business through Board of Directors oversight, officer-level leadership across relevant departments, and collaboration among dedicated teams of corporate responsibility professionals and subject-matter experts throughout the Company. Pages 31-35 detail how our integrated approach delivers long-term value for AT&T and positive social and environmental impact for our stakeholders.

A sample of independent assessment organizations recognizing our approach and performance is provided on the inside back cover.

SELECT HIGHLIGHTS:

GOVERNANCE

Board oversight (page 31)

•  The Governance and Policy Committee (GPC) has direct oversight of environmental, social and governance (ESG) strategy, related policies, programs and ESG reporting. Two other Board committees supplement ESG oversight as needed, the Audit Committee and the Human Resources Committee.

Political engagement transparency (page 32)

•  In 2023, our leadership in political engagement transparency was again recognized via independent third-party analysis. Additionally, we prepared and published our first Political Congruency Report, which provides insight into the congruency of votes made by recipients of political contributions from AT&T and from the AT&T Employee PACs with our Political and Corporate Sustainability Priorities.

ENVIRONMENTAL

Net zero emissions by 2035 (page 33)	• Through 2023, we are on track toward our science-based target to reduce Scope 1 and 2 emissions 63% by the end of 2030, and our goal for net zero Scope 1 and 2 emissions by year-end 2035.
Supplier and customer emissions reductions (page 34)

•  Through 2023, we continued toward our Gigaton Goal to equip business customers with connectivity solutions that cumulatively avoid a gigaton of GHG emissions by the end of 2035.

•  More than 50% of suppliers (by spend) have set their own science-based targets – achieving our supplier climate engagement target for the second consecutive year.

Community resilience (page 33)

•  In collaboration with the Federal Emergency Management Agency and Argonne National Laboratory, we enhanced and grew awareness of the Climate Risk and Resilience Portal, which provides emergency managers and community leaders with critical climate data so they can better understand and address the future impacts of climate change.

COMMUNITY IMPACT

$2B commitment to address the digital divide (page 34)

•  In 2023, we completed our $2B commitment to help close the digital divide. We also are on-track toward our 2025 goal to reach 1 million people through AT&T Connected Learning®. Through the end of 2023 we launched 34 AT&T Connected Learning Centers® in neighborhoods facing barriers to connectivity. We anticipate launching more than 50 total AT&T Connected Learning Centers by the end of 2024.

•  We enabled more low-income households to access low-cost broadband service offerings with our Access from AT&T service and through participation in the Federal Communications Commission’s (FCC’s) Affordable Connectivity Program (ACP).

A welcoming and inclusive workforce (page 35)

•  AT&T focuses efforts in three primary areas: 1) Diversifying our talent pipeline, 2) Enabling all talent to thrive, and 3) Strengthening our inclusive culture. To accomplish these goals, we regularly explore ways to tailor talent searches to attract a broader array of qualified applicants, provide key talent with opportunities and exposure to senior leaders, and develop our people leaders with inclusive leadership skills that help them build an ecosystem where all employees can feel a sense of belonging.

AT&T INC.	SUM4	2024 PROXY

Proxy Statement

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2024 Annual Meeting of Stockholders of AT&T. The meeting will be conducted virtually over the Internet at 3:30 p.m. Central time on Thursday, May 16, 2024.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning April 4, 2024, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 18, 2024. These materials are also available at www.envisionreports.com/att. Each share entitles the registered holder to one vote. As of March 18, 2024, there were 7,173,434,903 shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Governance and Policy Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Governance and Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Policy Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Governance and Policy Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2024 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2024 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

2024 PROXY	1	AT&T INC.

GENERAL

Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2024 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by virtually attending the meeting and voting electronically. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder (“Beneficial Stockholder”), such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Beneficial Stockholders that attend the virtual meeting will be able to vote, change a prior vote, or ask questions.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 13, 2024.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

AT&T INC.	2	2024 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 1 - ELECTION OF DIRECTORS

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of eleven Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 75 or older at the time of the election.

The Board of Directors has nominated the eleven persons listed below for election as Directors to one-year terms of office that would expire at the 2025 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Governance and Policy Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on the next page) and determined to nominate each of the current Directors for re-election.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the table below and in the following biographies, the nominees have exhibited significant leadership skills and extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote FOR each of the following candidates

All Director nominees are independent, except for Mr. Stankey.

2024 PROXY	3	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— WILLIAM E. KENNARD Age: 67 Director since 2014 Independent Chairman of the Board Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Mr. Kennard is Chairman of the Board of Directors of AT&T Inc. and has served in this capacity since January 2021. Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard is a co-founder of Astra Capital Management (a private equity firm) and has served on the board of trustees of Yale University since 2014. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Skills and Qualifications

Mr. Kennard brings expertise in the global telecommunications industry including knowledge of the complex regulatory and policy landscape for communications and an understanding of the technological and strategic shifts in the industry. He also has experience in international trade and global investment.

Senior Leadership	Investment/ Finance	Global Perspective

Government/ Regulatory	Telecom

Other Public Company Directorships • Ford Motor Company • MetLife, Inc. Past Public Company Directorships • Duke Energy Corporation (2014-2021) Committees • Executive (Chair) • Governance and Policy

— SCOTT T. FORD Age: 61 Director since 2012 Chief Executive Officer of Westrock Coffee Company

Mr. Ford currently serves as a director and Chief Executive Officer of Westrock Coffee Company (a fully integrated manufacturer of coffee, tea and coffee-related products), which he co-founded in 2009 and where he has served as Chief Executive Officer since 2009. Mr. Ford also founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

Skills and Qualifications

Mr. Ford brings extensive experience in the telecommunications industry through his leadership of a large, publicly traded wireless and wireline communications company. He has experience managing complex business operations in various regulatory environments internationally and has led several major business transformations, including the spin-off of Windstream and Alltel.

Senior Leadership	Investment/ Finance	Global Perspective

Government/Regulatory	Strategic Planning/M&A	Human Capital Management

Consumer Focus	Telecom

Other Public Company Directorships • Westrock Coffee Company Committees • Corporate Development and Finance (Chair) • Executive • Human Resources

AT&T INC.	4	2024 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— GLENN H. HUTCHINS Age: 68 Director since 2014 Chairman of North Island and North Island Ventures and Co-Founder of Silver Lake

Mr. Hutchins is Chairman of North Island Management, LLC (a family investment office, aka Tide Mill, LLC, based in New York, New York) and has served in this capacity since 2013. Since 2020, Mr. Hutchins has also been Chairman of North Island Ventures (an investment firm in New York, New York). Mr. Hutchins is Vice Chairman and Lead Independent Director of Santander starting in 2023; on the Investment Board and the International Advisory Board of GIC Private Limited, the sovereign wealth fund of Singapore, which he joined in 2020. He is a co-founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California), which was founded in 1999 and where Mr. Hutchins served as co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015, and a director of Nasdaq, Inc. and Virtu Financial (2017-2021). Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He is co-Chairman of the Brookings Institution. Mr. Hutchins served as a director of the Federal Reserve Bank of New York from 2011 until 2020. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

Skills and Qualifications

Mr. Hutchins brings extensive experience in areas that intersect technology, innovation and investment, along with financial, public policy and strategic planning experience. As the co-founder and former co-CEO of a global investment firm, he brings significant leadership, business planning and human capital management expertise.

Senior Leadership	Investment/ Finance	Government/ Regulatory

Strategic Planning/M&A	Global Perspective	Technology/ Innovation

Other Public Company Directorships

•  Banco Santander

Past Public Company Directorships

•  Virtu Financial, Inc. (2017-2021)

Committees

•  Corporate Development and Finance

•  Executive

•  Governance and Policy (Chair)

— STEPHEN J. LUCZO Age: 67 Director since 2019 Managing Partner of Crosspoint Capital Partners, L.P.

Mr. Luczo is a Managing Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Menlo Park, California) and has served in this capacity since February 2020. Mr. Luczo served as Chairman of the Board of Seagate Technology plc (a global provider of data storage technology and solutions in Fremont, California) from 2002 until July 2020 and as a member of Seagate’s board of directors until October 2021. Mr. Luczo joined Seagate’s predecessor company in 1993 as Senior Vice President of Corporate Development, joined its board of directors in 1998, and served as its Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

Skills and Qualifications

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Senior Leadership	Investment/ Finance	Global Perspective

Strategic Planning/M&A	Human Capital Management	Technology/ Innovation

Other Public Company Directorships • Morgan Stanley Past Public Company Directorships • Seagate Technology plc (2002-2021) Committees • Audit • Corporate Development and Finance

2024 PROXY	5	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— MARISSA A. MAYER Age: 48 Director since March 2024 Chief Executive Officer of Sunshine Products

Ms. Mayer has served as Chief Executive Officer of Sunshine Products (a technology startup company based in Palo Alto, California that uses artificial intelligence to develop consumer-facing applications for automating everyday tasks) since she co-founded the company in 2018. She previously served as Chief Executive Officer, President and a member of the Board of Directors of Yahoo!, Inc. from 2012 to 2017. Before joining Yahoo!, Ms. Mayer spent 13 years at Google, Inc., from 1999 to 2012, where she held various roles of increasing responsibility including Vice President, Local, Maps and Locations Services, and Vice President, Search Products and User Experience. She has served on the board of Walmart Inc. since 2012. In addition, she serves on the board of the San Francisco Ballet and previously served on the foundation board for the Forum of Young Global Leaders at the World Economic Forum. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science with a specialization in artificial intelligence from Stanford University.

Skills and Qualifications

Ms. Mayer brings extensive expertise in technology and a deep understanding of the consumer Internet experience. She has senior leadership and human capital management experience through her CEO role at Yahoo!. As a long tenured director of Walmart Inc., she brings valuable experience in the oversight of a large publicly traded retail and ecommerce business.

Senior Leadership	Consumer Focus	Global Perspective

Strategic Planning/M&A	Human Capital Management	Technology/ Innovation

Other Public Company Directorships • Walmart Inc. Committees • Audit • Corporate Development and Finance

— MICHAEL B. McCALLISTER Age: 71 Director since 2013 Retired Chairman of the Board and Chief Executive Officer of Humana Inc.

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013 and as a member of Humana’s board of directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

Skills and Qualifications

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer-focused solutions.

Senior Leadership	Government/ Regulatory	Strategic Planning/M&A

Human Capital Management	Consumer Focus

Other Public Company Directorships • Fifth Third Bancorp • Zoetis Inc. Committees • Audit • Human Resources

AT&T INC.	6	2024 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— BETH E. MOONEY Age: 69 Director since 2013 Retired Chairman and Chief Executive Officer of KeyCorp

Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) from 2011 until her retirement in May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Skills and Qualifications

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly-regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Senior Leadership	Investment/ Finance	Government/ Regulatory

Strategic Planning/M&A	Human Capital Management	Consumer Focus

Other Public Company Directorships • Accenture plc • Ford Motor Company Past Public Company Directorships • KeyCorp (2011-2020) Committees • Executive • Governance and Policy • Human Resources (Chair)

— MATTHEW K. ROSE Age: 65 Director since 2010 Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC) until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Skills and Qualifications

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly-regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long-term strategic planning and a unionized workforce.

Senior Leadership	Government/ Regulatory	Global Perspective

Strategic Planning/M&A	Human Capital Management

Other Public Company Directorships

•  Fluor Corporation

Past Public Company Directorships

•  BNSF Railway Company (2002-2019)

•  Burlington Northern Santa Fe, LLC (2000-2019)

Committees

•  Corporate Development and Finance

•  Human Resources

2024 PROXY	7	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— JOHN T. STANKEY Age: 61 Director since 2020 Chief Executive Officer and President of AT&T Inc.

Mr. Stankey is Chief Executive Officer and President of AT&T Inc. and has served in this capacity since July 2020. Prior to that, he served as President and Chief Operating Officer from October 2019 through June 2020. From June 2018 through April 2020, Mr. Stankey also served as CEO of Warner Media, LLC. During his tenure with the Company, Mr. Stankey has held a variety of other leadership positions, including serving as CEO-AT&T Entertainment Group (2015-2017); Chief Strategy Officer (2012-2015); President and CEO of AT&T Business Solutions (2010-2011); President and CEO of AT&T Operations, Inc. (2008-2010); Group President-Telecom Operations (2007-2008); Chief Technology Officer (2004-2006); and Chief Information Officer (2003-2004). Mr. Stankey began his career with the Company in 1985. He holds a bachelor’s degree in finance from Loyola Marymount University and an M.B.A. from the University of California, Los Angeles.

Skills and Qualifications

Mr. Stankey has more than 38 years of experience spanning nearly every area of AT&T’s business, which has provided him with intimate knowledge of our Company, values and culture. He has served in a variety of roles including CEO of WarnerMedia; CEO of AT&T Entertainment Group; Chief Strategy Officer; Chief Technology Officer; CEO of AT&T Operations; and CEO of AT&T Business Solutions.

Senior Leadership	Investment/ Finance	Global Perspective

Government/ Regulatory	Technology/ Innovation	Strategic Planning/M&A

Human Capital Management	Consumer Focus	Telecom

Past Public Company Directorships • United Parcel Service, Inc. (2014-2020)

— CYNTHIA B. TAYLOR Age: 62 Director since 2013 President and Chief Executive Officer of Oil States International, Inc.

Ms. Taylor is President, Chief Executive Officer and a director of Oil States International, Inc. (a globally diversified manufacturing and energy services provider based in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She has been a director of the Federal Reserve Bank of Dallas since January 2020 and previously served as a director of the Federal Reserve Bank’s Houston Branch from 2018 to 2019. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Skills and Qualifications

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Senior Leadership	Investment/ Finance	Global Perspective

Strategic Planning/M&A	Human Capital Management

Other Public Company Directorships • Oil States International, Inc. Committees • Audit (Chair) • Executive

AT&T INC.	8	2024 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— LUIS A. UBIÑAS Age: 61 Director since 2021 Chairman of the Statue of Liberty - Ellis Island Foundation

Mr. Ubiñas is Chairman of the Statue of Liberty - Ellis Island Foundation (a nonprofit organization that works to preserve the Statue of Liberty and Ellis Island) and has served in this capacity since January 2021; he previously served as Vice Chair from 2018 until 2021 and has served as a member of its board of directors since 2014. Mr. Ubiñas served as President of the Ford Foundation (an independent, global nonprofit grant-making organization based in New York, New York) from 2008 to 2013. From 2000 to 2007, he was Senior Partner with McKinsey & Company (a global management consulting firm based in New York, New York), where he led the firm’s west coast media practice working with companies in the technology, telecommunications, and media sectors. Mr. Ubiñas joined McKinsey & Company in 1989, holding various leadership positions prior to being named Senior Partner. From 2013 to 2017, he served on the Advisory Committee on U.S. Competitiveness of the Export-Import Bank, and from 2010 to 2014, he served on the Advisory Committee for Trade Policy and Negotiations. He holds an A.B. in government from Harvard College and an M.B.A. from Harvard Business School.

Skills and Qualifications

Mr. Ubiñas has extensive leadership experience and expertise across the broadband and wireless industries, government, and the nonprofit sector, all of which align with AT&T’s priorities to serve customers, investors, and our communities.

Senior Leadership	Government/ Regulatory	Global Perspective

Strategic Planning/M&A	Technology/ Innovation	Telecom

Other Public Company Directorships/Trusteeships

•  Electronic Arts Inc.

•  Mercer Funds

•  Tanger Factory Outlet Centers, Inc.

Past Public Company Directorships

•  Boston Private Financial Holdings, Inc. (2017-2021)

•  FirstMark Horizon Acquisition Corp. (2020-2022)

Committees

•  Audit

•  Governance and Policy

2024 PROXY	9	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2024. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,
•	knowledge of the telecommunications industry and company operations,
•	global capabilities and technical expertise,
•	auditor independence and objectivity, and
•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and - as described above - a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.
•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

AT&T INC.	10	2024 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 39 through 70). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Incorporate stockholder perspectives and feedback into any compensation program enhancements. Engage with stockholders as a key part of the Committee’s decision-making process and utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 67% of annual target pay for active NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 56. Each NEO is in compliance with AT&T’s common stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program compared to appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2023, 90% of the CEO’s target compensation (and an average, 89% for other active NEOs) was at risk and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Principled Program

Structure our program so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

2024 PROXY	11	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Certain stockholders, as noted below, have advised the Company that they intend to introduce at the 2024 Annual Meeting the proposals set forth below. The addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Office of the Corporate Secretary of AT&T at 208 S. Akard Street, Suite 2951, Dallas, Texas 75202.

ITEM NO. 4 -	Stockholder Proposal - Independent Board Chairman

Kenneth Steiner proposes the following:

Proposal 4 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

Although it is a best practice to adopt this policy soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal is important to AT&T because the Board of Directors can repeatedly appoint one person to do the 2 most important jobs at AT&T, Chairman and CEO, for decades into the future.

This proposal topic won 40% support at the 2020 AT&T annual meeting. It took much more AT&T shareholder conviction of the merits of this proposal topic to vote for the 2020 shareholder proposal, and thereby override the recommendation of the Board of Directors, than to simply go along with the AT&T Board of Directors recommendation.

This 40%-support likely represented close to or more than 50%-support from professional investors who have access to independent proxy voting advice

A Lead Director is no substitute for an independent Board Chairman. According to the 2022 AT&T annual meeting proxy the AT&T Lead Director has 4 primary duties some of which are shared with others. When the Lead Director shares roles with others it means that the Lead Director may need to do little or nothing in those roles in a given year.

A new independent Board Chairman can focus more on developing the performance of the directors. For instance Glenn Hutchins, governance committee chair, was rejected by 17% of shares in 2023. Mr. Luis Ubiñas was rejected by 11% of shares in 2023. This compares to a 5% rejection often being the norm for well-performing directors.

The ascending complexities of a company with $100 Billion in market capitalization, like AT&T, increasingly demand that 2 persons fill the 2 most important jobs at AT&T on an enduring basis – Chairman and CEO. It is time for a change since AT&T stock is down significantly from its $43 price in 1999.

Please vote yes:

Independent Board Chairman—Proposal 4

AT&T INC.	12	2024 PROXY

VOTING ITEMS - STOCKHOLDER PROPOSALS

BOARD RESPONSE:

The Board is committed to independent Board leadership and has had an Independent Chair in place since 2021. The Board does not anticipate any changes to its current leadership structure, which it believes is consistent with other S&P 500 companies and supported by AT&T’s stockholders, and recommends that stockholders vote AGAINST this inflexible, one-size fits all, proposal that seeks to influence the decisions of future Boards regardless of the circumstances relevant to the Company at that time.

Our Board currently has an Independent Chair, and our governance structure promotes strong independent Board leadership.

The AT&T Board currently has an Independent Chair and has since 2021 when Bill Kennard began serving in that role. The Board has determined that such a leadership structure is the most appropriate for our Company at this time and believes that Mr. Kennard’s expertise in the global communications industry and knowledge of our complex regulatory landscape enable him to effectively serve in this role. While the Board’s current practice is to elect an Independent Chair, its Directors have a fiduciary duty to regularly evaluate and determine the most appropriate Board leadership structure for AT&T and our stockholders, considering the Company’s needs, circumstances, and opportunities. Moreover, the Board is firmly committed to independent Board leadership, and in situations where the Chair of the Board is not independent, our Company policies require the appointment of an independent Lead Director, to be elected by the independent Directors at the time, with robust and clearly defined responsibilities as detailed further below.

The Board believes that its current structure with an Independent Chair, and its system of appointing an independent Lead Director in the event the Chair is not independent, provides effective oversight of management. The Board maintains strong, independent oversight on behalf of stockholders by consistently ensuring that each Board committee is led by and composed entirely of independent Directors, and we maintain strong corporate governance practices, as described in more detail beginning on page 20 of this proxy. Additionally, according to the 2023 Spencer Stuart Board Index, less than 40% of S&P 500 companies have an independent chair in place and, based on information collected by an independent, third-party advisor, only 3% of S&P 500 companies have a codified policy in their corporate governance guidelines requiring that the chair of the board be independent.

Maintaining flexibility in approach is in the best interest of AT&T and its stockholders.

The Board believes continued flexibility to appoint the appropriate Board leadership is in the best interests of the Company and its stockholders. Given the large and complex nature of our business and the challenges of operating in a highly regulated industry, a policy requiring an independent chair would unnecessarily restrict the ability of Directors in structuring AT&T’s Board leadership when faced with new or different circumstances. The rigid standard imposed by this proposal does not allow the Board flexibility to select the leadership structure best suited to meet the needs of the Company and prioritize the interests of its stockholders based on the particular environment, circumstances, and challenges confronting the Board and the Company at any given time.

Our Corporate Governance Guidelines provide for the appointment of an independent Lead Director with robust and clearly defined responsibilities in the event that the Chair is not independent.

Should the best interests of the Company and its stockholders warrant the appointment of a Chair who is not independent, in compliance with existing policies, the independent Directors of the Board would simultaneously appoint an independent Lead Director with clearly delineated and comprehensive responsibilities including – among others – presiding at Board meetings at which the Chair is not present, acting as the principal liaison between management and non-management Directors, and acting as a contact for major stockholders and other interested persons. The Board believes that in the event the Chair is not independent this structure would serve as an appropriate counterbalance, promoting consistent independent Board oversight, and providing for clearly established leadership roles on the Board. The full list of Lead Director responsibilities is detailed on page 4 of the AT&T Corporate Governance Guidelines at investors.att.com.

2024 PROXY	13	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSALS

Through our long-standing stockholder engagement program, we have received consistent support for the Board’s flexible approach, including during our most recent leadership transition.

We regularly discuss our leadership structure with stockholders as part of our annual engagement program; stockholders continue to express support for our flexible approach to Board leadership and our governance practices which promote independent Board oversight of management, including throughout leadership transitions. In our most recent stockholder outreach in the fall of 2023, we prioritized this topic in our discussions with stockholders. We continued to hear strong support for our current Board leadership structure, flexibility for the Board to evolve the leadership structure if it determines it is necessary, and appreciation for a robust and clearly defined independent Lead Director role in the event of a non-independent Chair.

Additionally, similar stockholder proposals have been presented at six of the last eight annual meetings, and our stockholders have voted against the proposal each time.

For these reasons, the Board believes that the rigid approach to the Company’s leadership structure requested by the proposal is not necessary and not in the best interest of our stockholders. The Board has a demonstrated commitment to independent Board leadership and believes it is best positioned to determine the most effective leadership structure for the Company in consideration of the relevant circumstances facing the Company at any given time.

The Board recommends you vote AGAINST this proposal.

ITEM NO. 5 -	Stockholder Proposal - Improve Clawback Policy for Unearned Pay for Each NEO

John Chevedden proposes the following:

Proposal 5 – Improve Clawback Policy for Unearned Pay for Each NEO

Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the each Named Executive Officer and to state that conduct or negligence – not merely serious misconduct – may trigger application of that policy. Also the Board is to report to shareholders in an EDGAR filing the results of any deliberations about whether or not to cancel or seek recoupment of compensation paid, granted or awarded to NEOs.

These amendments should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation. This includes that at the time of the amendment that no section of such revised policy be adopted that would act against this proposal and make it more difficult to clawback unearned NEO pay and that no section of such revised policy shall further restrict the current policy.

The current AT&T policy applies only to knowing fraudulent or illegal conduct.

The current AT&T policy requires no report to shareholders.

Because the AT&T clawback policy is limited to knowing fraudulent or illegal conduct and does not require disclosure to shareholders, that policy is too narrow, too vague, and does not address situations where an executive fails to exercise oversight responsibilities that result in significant financial or reputational damage to AT&T. It should.

A clawback policy based on conduct – not serious misconduct is consistent with a 2022 rule from the Securities and Exchange Commission that requires a clawback of erroneously awarded incentive pay – even with no misconduct – if a company restates its financial statements owing to material errors.

There are only 50-words in the 2023 AT&T annual meeting proxy under the heading of Clawback Policy and there is no listing of the web address for the complete AT&T Clawback Policy.

Wells Fargo offers a prime example of why AT&T needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. Wells Fargo’s board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts.

Please vote yes:

Improve Clawback Policy for Unearned Pay for Each NEO—Proposal 5

AT&T INC.	14	2024 PROXY

VOTING ITEMS - STOCKHOLDER PROPOSALS

BOARD RESPONSE:

The proposal ignores AT&T’s existing policies regarding the recovery of employee compensation which, in certain respects, are even more comprehensive than what the proposal requests. The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

•

AT&T recently adopted a Clawback Policy[1] in compliance with SEC rules and NYSE standards, and conducted a thorough review to ensure the policy best protects stockholder interests and adequately discourages excessive risk-taking by executives.

•

Additionally, AT&T has long had protections on employee compensation that extend beyond the terms of the Clawback Policy. Specifically, since 2009, AT&T’s Policy on Restitution[2] has permitted the Company to seek restitution of any bonus, commission, or other compensation received by any employee as a result of fraudulent or illegal conduct, regardless of whether a restatement of the Company’s financial statements is required.

•	AT&T’s policies and SEC rules already require disclosure of information about the application of these policies.

•

AT&T’s policies provide the Board with appropriate guidance, authority, and discretion to seek recoupment of incentive-based compensation when such action is warranted and to act in the best interest of the Company and its stockholders. Furthermore, the Company’s policies protect the interests of its stockholders and promote transparency and management accountability.

We crafted our Clawback Policy to be comprehensive in nature and in compliance with relevant laws and regulations.

Effective October 2, 2023, we adopted our new Clawback Policy, which addresses SEC rules and NYSE listing standards requiring companies to adopt, disclose and enforce a clawback policy providing for the recovery of erroneously awarded incentive-based compensation received by current and former executive officers in connection with a financial restatement, regardless of fault or misconduct. Our Clawback Policy applies to all incentive-based compensation received by covered executives of the Company regardless of fault or misconduct “in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.” In this respect, the Clawback Policy has a no-fault standard, which is an even lower standard than the proposal’s requested standard of “conduct or negligence.” Under the Clawback Policy, the Board does not need to determine that a covered executive of the Company was negligent or acted (or omitted to act) in any way at all for the policy to apply. If the Company is required to prepare an accounting restatement, the Clawback Policy is automatically triggered, and the Company must “recover reasonably promptly the amount of erroneously awarded” incentive-based compensation from any covered executives of the Company who received such compensation during the covered period. By adopting the Clawback Policy, we specifically intended to comply with the new NYSE listing requirement. Notably, the proposal acknowledges that the policy it requests is consistent with that clawback policy listing requirement. The proposal thus would not provide stockholders with any meaningful protection or benefit beyond what our Clawback Policy already provides.

We maintain a Policy on Restitution, which includes additional parameters that extend beyond the proposal’s ask.

Our Policy on Restitution allows the Board to “seek restitution of any bonus, commission, or other compensation received by any employee as a result of the employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company’s financial statements.” Unlike the policy requested by the proposal, the Policy on Restitution is not limited to incentive-based compensation received by Named Executive Officers of the Company but applies to all employees and to other forms of compensation, as well. Because the scope of the Policy on Restitution is broad, the Board believes it is appropriate to limit its application to circumstances involving misconduct. The proposal does not discuss specific circumstances, events, actions, or outcomes that trigger the application of the requested policy. As a result, the Board believes that the proposal lacks the appropriate guidelines to direct its application.

[1]	Available at https://investors.att.com/~/media/Files/A/ATT-IR-V2/governance-documents/att-clawback-policy. pdf.
[2]	Available at https://investors.att.com/~/media/Files/A/ATT-IR-V2/governance-documents/policy-on-restitution. pdf.

2024 PROXY	15	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSALS

We disclose our full Clawback Policy and Policy on Restitution on our company website, and details surrounding their application are disclosed in a Form 8-K, as required, which is accessible to all stakeholders.

The proposal claims that the “AT&T clawback policy does not require disclosure for shareholders”; however, the Company is required to disclose information about the application of these policies in its SEC filings and complies with these requirements. The Clawback Policy requires the Company to disclose not only the Board’s determination that the policy applies, as in the proposal’s request, but also the basis for any conclusion by the Board that an exception under the policy is warranted and detailed information about the amounts subject to recoupment. To the extent the Company were to recoup material compensation paid to a Named Executive Officer pursuant to the Policy on Restitution, disclosure would be required in a Form 8-K filed with the SEC.

The Board believes that the Company’s Clawback Policy and Policy on Restitution provide the Board with appropriate guidance, authority, and discretion to seek recoupment of incentive-based compensation in circumstances when such action is warranted and to act in the best interest of the Company and its stockholders. Furthermore, the Company’s policies protect stockholders’ interests, and promote transparency and management accountability.

The Board recommends you vote AGAINST this proposal.

ITEM NO. 6 -	Stockholder Proposal - Report on Respecting Workforce Civil Liberties

The National Center for Public Policy Research proposes the following:

Report on Respecting Workforce Civil Liberties

Supporting Statement:

AT&T (Company) employs more than 160,000 people.1 It should respect its employees’ speech rights and religious freedom. Company legally must comply with many laws prohibiting discrimination against employees on many grounds, including religion and sometimes political affiliation.

Respecting diverse views and beliefs allows Company to attract the most qualified talent, promote a healthy and innovative business culture, and contribute to a healthy economic market and marketplace of ideas.

Despite this, the Viewpoint Diversity Score Business Index (2023) (VDSBI)1 found rampant corporate discrimination by religion, viewpoint and other characteristics, and that 78% of scored companies discriminated against religious nonprofits, and 63% supported legislation undermining fundamental First Amendment freedoms. AT&T scored only 10 percent on the VDSBI, in part because it reserves the right to deny service to customers who express views opposed by AT&T executives, pressures stakeholders to discriminate as those executives wish, and supports legislation that would roll back longstanding statutory protections of religious liberty.2 AT&T actively supports the “Equality Act,” which would repeal viewpoint protections while forcing American life into alignment with fringe theories that harm, among others, women, girls and small children3 Likewise, it opposed common-sense voting-integrity provisions that most Americans of all surface-characteristic categories support.4 These unnecessary, divisive stances alienate many current and potential employees and other stakeholders.

[1]	https://stockanalysis.com/stocks/t/employees/
[2]	https://www.viewpointdiversityscore.org/company/att
[3]	https://www.hrc.org/resources/business-coalition-for-equality; https://www.realclearreligion.org/articles/2019/05/16/the_equality_act_will_hurt_religious_freedom_110219.html
[4]	https://abcnews.go.com/Politics/dell-american-airlines-att-weigh-restrictive-voting-bills/story?id=76809993; https://news.yahoo.com/poll-majority-dems-non-white-194529851.html

AT&T INC.	16	2024 PROXY

VOTING ITEMS - STOCKHOLDER PROPOSALS

The business dangers of viewpoint conformity are clear. Company bottom-lines, and thus shareholder value, decrease when ideological lockstep makes the risks of hyperpartisan behavior invisible. Bud Light revenue fell $395 million in North America in a year because it took a hard partisan position on hot-button political and social issues.5 Target’s market cap fell over $15 billion for parallel reasons.6 And Disney stock fell 44 percent in 2022 – its worst performance in nearly 50 years – amid its decision to pursue extreme partisan agendas.7

Meanwhile, companies’ potential liability for discrimination was sharpened by the recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v DeJoy. The Company must act now to assess and correct potential shortcomings. Corporations have recently lost such illegal discrimination actions, paying $10 to $25 million in damages, plus litigation costs. The risk of these suits is rising. AT&T has a proven record of discrimination on illegal grounds and of active campaigns against religious liberty.8 With more than 160,000 employees, Company could face thousands of religious and other discrimination cases if it doesn’t correct course, putting billions of shareholder assets at risk.

Resolved: Shareholders request the Board of Directors conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how AT&T’s policies and practices impact employees and prospective employees based on their religion (including religious views) or political, social and environmental view, and the risks those impacts present to Company’s business.

[5]	https://www.cnn.com/2023/08/03/business/anheuser-busch-revenue-bud-light-intl-hnk/index.html;
[6]	https://www.foxbusiness.com/media/target-market-cap-losses-hit-15-7-billion-share-near-52-week-low-amid-woke-backlash
[7]

https://www.washingtonexaminer.com/policy/economy/disney-has-lost-50-billion-in-value-since-war-with-florida-began; https://www.hollywoodreporter.com/business/business-news/disney-stock-2022-1235289239/; https://markets.businessinsider.com/news/stocks/disney-stock-price-decline-bob-iger-pandemic-inflation-recession-streaming-2022-12; https://www.foxnews.com/media/disneys-decline-shows-woke-focus-alienating-fans-wsj-column

[8]	https://www.city-journal.org/article/white-people-you-are-the-problem

BOARD RESPONSE:

The proponent’s comments about AT&T’s policies, practices and advocacy misrepresent our commitment to equality and anti-discrimination, and the proponent is seeking a report which would be duplicative of AT&T’s existing disclosures. The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

•

AT&T is committed to respecting the rights and viewpoints of all stakeholders on various issues, including its employees and customers. AT&T’s practices are governed by its Human Rights Policy,[1] Code of Business Conduct,[2] Equal Employment Opportunity & Harassment Policy[3] and Principles of Conduct for Suppliers,[4] which prohibit discrimination on the basis of all characteristics protected by law.

•

AT&T already provides robust disclosure on how its policies and practices reinforce an inclusive workforce and equitable recruiting and hiring processes, as well as its anti-discrimination initiatives. AT&T regularly discloses its efforts through its annual Sustainability Summary, DE&I Report and its DE&I-specific Issue Brief, which are all published externally on its Sustainability and DE&I webpages.[5]

•

AT&T’s approach to maintaining an inclusive and equitable culture that respects all viewpoints is codified at the Board level, through the Governance and Policy Committee’s oversight of corporate responsibility matters, including diversity, and of the Company’s brand health and reputation.

[1]	Available at https://about.att.com/ecms/dam/csr/2023/Policies/Human_Rights_Policy.pdf.
[2]	Available at https://cobc.att.com/workplace.
[3]	Available at https://about.att.com/ecms/dam/csr/2019/governance/Equal-Employment-Opportunity.pdf.
[4]	Available at https://attsuppliers.com/misc/SupplierSustainabilityPrinciples.pdf.
[5]	Available at https://sustainability.att.com/ and https://about.att.com/pages/diversity.

2024 PROXY	17	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSALS

•

AT&T is acting in the best interest of stockholders through its established practices; AT&T believes when its employees succeed, the Company does better. Implementing this proposal would be costly and not in the best interest of stockholders given AT&T already devotes substantial resources to developing and managing high-impact DE&I programs that equally support employees of all kinds, including various races, genders, religious beliefs and ideologies, provides transparency about such efforts, and regularly reports on its progress.

We take an affirmative stance in support of equality, including free speech and religious freedom, and against discrimination. Standing for equality aligns with our Company Purpose of connecting people to greater possibility. Our publicly disclosed policies and our robust practices reflect this commitment.

We reached out to the proponent and engaged in a lengthy discussion about the commitment we have to respecting human rights and providing a fully fair and equitable workforce for all. After listening to the proponent, we reviewed our policies and public statements and will be making adjustments to clarify, ensure consistency and reinforce our commitment to equitable policies for all employees. While the proponent appreciated this action, absent a commitment to participate in the survey referenced in the shareholder proposal, an agreement could not be reached.

We believe that the freedom to access information, the freedom to communicate and respect for privacy are essential to the advancement of human potential.

At its most basic level, the infrastructure we build and operate is part of a global platform which enables the ability to connect and communicate. Through our services and platforms, we make it possible for our users to hold and share opinions freely, to seek out the ideas of others and to communicate their own. This exchange of information and ideas is at the very core of what we do as a company. We respect and protect the freedom of expression of our users. We promote the right of our users to hold and freely share opinions without interference, and to access the full range of ideas and information. We seek to protect our users, particularly children, from harmful content by providing tools and information, and by working with those dedicated to online safety. We believe restrictions on freedom of expression using communications services and the internet diminish their usefulness, dampen the exchange of ideas, and reduce innovation and commercial opportunities.

We maintain codified policies that prohibit discrimination of any kind across all stakeholders, and that protect workforce civil liberties.

Our Human Rights Policy codifies our approach to equality in the workplace. As an employer, we strive to be a preferred place to work, to be respectful and supportive of our workforce, and to provide an inclusive culture. We believe the differing viewpoints that we each bring to the workplace challenge us collectively to think more broadly and allow us to better serve our customers. We realize that the world we serve is diverse in its social customs and cultural traditions, and we respect and embrace those differences. We seek to live up to the highest standards of ethics, integrity and responsibility in our own operations, with our suppliers, and for all the customers we serve.

Further, both our Code of Business Conduct and Equal Employment Opportunity & Harassment Policy make clear that our Company does not permit discrimination, intimidation or harassment. As written, AT&T employees are protected from discrimination on the basis of race, color, religion, religious creed, national origin, ancestry, age, sex, sexual orientation, gender, gender identity, gender expression, physical disability, mental disability, pregnancy, medical condition, genetic information, marital status, citizenship status, military status, veteran status or any other characteristic protected by law. We believe that when the actions of some cause others to feel intimidated, offended, or to lose dignity, all of us suffer. We insist on a positive work environment and to speak out if that goal is compromised by anyone.

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VOTING ITEMS - STOCKHOLDER PROPOSALS

We transparently and regularly disclose our efforts to promote an environment of equality and inclusion for all.

Our approach to DE&I puts our employees and their experiences at the heart of our inclusive culture, valuing and celebrating the diversity of their backgrounds, viewpoints and abilities. We work to create an environment of inclusion in our workforce, including through our Equality First platform which provides employees with free access to an immersive hub of content and hands-on tools focused on building inclusive leadership practices. The platform offers learning techniques to improve communication to broader audiences; sharpen employees’ ability to recognize and counteract how bias impacts their teams’ work and relationships; upskill in assessing team members’ contributions through the lenses of inclusion and equity; and gain expertise to more consciously and comfortably build diverse teams.

We prioritize recruiting and hiring talented people who reflect the world in which we live and we also invest in skills development programs for our people throughout their careers. We maintain an award-winning internal training organization, AT&T Learning & Development, that engages our team with training, mentoring and career development programs. Our programs allow our employees to foster achievement based on individual merits and abilities without regard to sex, race, age, sexual orientation, national origin, disability, religion, protected veteran status, employment status or other protected statuses. We also support the Business Coalition for the Equality Act and the United Nations Standards of Conduct for Business, which offer a holistic framework of best practices to help combat discrimination based on sexual orientation and gender identity. Contrary to the claim that the Equality Act drives divisiveness and alienation among current and potential employees, these coalitions serve to promote inclusion of all groups among AT&T’s workforce and do not infringe on the rights of any employees to freedom of expression and respect.

We transparently disclose our efforts, progress and impact on our workforce through our DE&I website, which includes our Sustainability Summary, Priority Topics and Progress Toward Goals.

The Governance and Policy Committee of our Board provides robust oversight of our corporate responsibility programs, including issues related to diversity, privacy and public policy impacting our stockholders, employees, customers, and communities. We believe the report requested by this proposal is redundant and not in stockholders’ best interest.

Our commitment to equity and preventing discrimination starts at the top, with oversight from the Board of Directors and direct guidance from the Governance and Policy Committee. The Committee is regularly updated on key DE&I topics and engages in strategic discussions with both AT&T’s Senior Vice President – Sustainability, Corporate Responsibility and ESG, as well as the Chief Diversity Officer. The Committee reviews AT&T’s corporate policies and practices and is responsible for determining how Company practices impact public expectations, including those related to equity and inclusion, and for providing guidance and perspective to the full Board and management on these issues.

We agree with the proponent’s assertion that respecting diverse views and beliefs allows our Company to attract the most qualified talent, promote a healthy and innovative business culture, and contribute to a healthy economic market. However, we believe that the disclosed policies and practices we already have in place effectively safeguard our workforce’s civil liberties, making the report requested by this proposal redundant and not in the best interests of stockholders.

The Board recommends you vote AGAINST this proposal.

2024 PROXY	19	AT&T INC.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

The Board oversees succession planning and talent development for senior executive positions. The Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

Members of the Board are expected to attend Board meetings in person unless the meeting is held by means of remote communication. The Board held six meetings in 2023. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors attended the 2023 Annual Meeting. In 2023, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk over the short-, medium- and long-term. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks, as well as for disclosing our material risks in our periodic reports. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic, environmental and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas. In accordance with its charter, the Audit Committee provides the senior internal auditing executive with access to communicate personally and directly with the members of the Committee at any time on any auditing or internal control matter, and it provides the Chief Compliance Officer with such access on any matter of compliance and ethics. The Chief Compliance Officer reports to the Senior Executive Vice President and General Counsel.

The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those

AT&T INC.	20	2024 PROXY

CORPORATE GOVERNANCE

exposures on the Company’s business, financial results, operations and reputation. In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at investors.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Board Leadership Structure

William E. Kennard, an independent Director, has served as Chairman of the Board, since 2021 and has served as a Director of AT&T since 2014. In addition, Mr. Kennard presides over meetings of the independent members of the Board, who meet in executive session (without management Directors or management personnel present) at least four times per year.

While the Board’s current practice is to elect an independent Chairman, our Directors have a fiduciary duty to regularly evaluate and determine the most appropriate Board leadership structure for AT&T and our stockholders, considering the Company’s needs, circumstances, and opportunities. The Board believes continued flexibility is in the best interest of the Company. In situations where the Chairman of the Board is not independent, our Company policies require the appointment of an independent Lead Director, with robust and clearly defined responsibilities. We regularly discuss our leadership structure with stockholders as part of our annual engagement program, and stockholders continue to express support for our approach to Board leadership.

Each of the Audit, Human Resources, Governance and Policy, Corporate Development and Finance, and Executive Committees is composed entirely of independent Directors.

Duties and Responsibilities

Chairman of the Board

•	Presides over meetings of the Board
•	Presides over meetings of stockholders
•	Approves the agenda for each Board meeting
•	Approves the agenda for each stockholder meeting
•	Represents the Board in communications with stockholders and other stakeholders

Chief Executive Officer

•	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees
•	Consults and advises the Board and its committees on the business and affairs of the Company
•	Performs such other duties as may be assigned by the Board

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Governance and Policy Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines, which includes the consideration of a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities; and
•	experience, geographic location, and special talents or personal attributes

The Committee also considers whether the candidate is capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities. In addition, the Committee believes that diversity is an important factor in determining the composition of the Board, and the Committee considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

2024 PROXY	21	AT&T INC.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Governance and Policy Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE.

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Scott T. Ford	Michael B. McCallister
Glenn H. Hutchins	Beth E. Mooney
William E. Kennard	Matthew K. Rose
Stephen J. Luczo	Cynthia B. Taylor
Marissa A. Mayer	Luis A. Ubiñas

In addition, each member of the Audit Committee, the Governance and Policy Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees. Each of the entities where Mr. Ford and Ms. Taylor serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2023:

•	The relevant products and services were provided by AT&T on terms determined on an arm’s length basis that were comparable to the terms provided to similarly situated customers;
•	The transactions were made in the ordinary course of business of each company; and
•

The total payments to AT&T by the other company (for communications services) were each less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE Listing Standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, Mr. Kennard, through a private equity investment management company in which he has a less than 5% equity interest, invests in certain companies that engage in commercial transactions with AT&T. Noting Mr. Kennard’s limited ownership interest in this management company and that he is not an employee or Executive Officer of this management company or of any of these investee companies, together with the fact that AT&T’s revenues from and spending with each of these investee companies are not material to AT&T, the Board determined that Mr. Kennard is independent.

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BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established five standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at investors.att.com.

AUDIT COMMITTEE

Meetings in 2023: 11 Cynthia B. Taylor, Chair ∎ Stephen J. Luczo Marissa A. Mayer Michael B. McCallister Luis A. Ubiñas ∎ – Financial Expert Consists of five independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters

- enterprise risk management, including privacy and data security

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

GOVERNANCE AND POLICY COMMITTEE

Meetings in 2023: 6 Glenn H. Hutchins, Chair William E. Kennard Beth E. Mooney Luis A. Ubiñas Consists of four independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

•  Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

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CORPORATE GOVERNANCE

HUMAN RESOURCES COMMITTEE

Meetings in 2023: 5 Beth E. Mooney, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Consists of four independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing common stock ownership guidelines for officers and developing a management succession plan

CORPORATE DEVELOPMENT AND FINANCE COMMITTEE

Meetings in 2023: 4 Scott T. Ford, Chair Glenn H. Hutchins Stephen J. Luczo Marissa A. Mayer Matthew K. Rose Consists of five independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

EXECUTIVE COMMITTEE

William E. Kennard, Chair

Scott T. Ford

Glenn H. Hutchins

Beth E. Mooney

Cynthia B. Taylor

Consists of the Chairman of the Board and the Chairpersons of our four other standing committees, each of whom is an independent Director.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2023.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Communicating with Your Board

Interested persons may contact the Board of Directors, the non-management directors, the chairman or a specific individual director by sending written comments through the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request. The Office does not forward or summarize advertisements, solicitations or other inappropriate materials.

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CORPORATE GOVERNANCE

Annual Multi-Step Board Evaluations

Each year, the Governance and Policy Committee and the Chairman of the Board lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

ONE-ON-ONE DIRECTOR PEER EVALUATIONS

Members discuss the performance of other members of the Board including their:

•  Understanding of the business

•  Meeting attendance

•  Preparation and participation in Board activities

•  Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable.

ONGOING FEEDBACK

•  Directors provide ongoing, real-time feedback outside of the evaluation process

•  Lines of communication between our Directors and management are always open

•  The Chairman and Committee Chair both have individual conversations with each member of the Board – providing further opportunity for dialogue and improvement

•  Follow up – Results or feedback requiring additional consideration are addressed, where appropriate

COMMITTEE SELF-EVALUATIONS

Candid open discussion to review the following:

•  Committee process and substance

•  Committee effectiveness, structure, composition, and culture

•  Overall Committee dynamics

•  Committee Charter

BOARD SELF-EVALUATION SURVEY

The self-evaluation survey (reviewed annually by the Governance and Policy Committee) addresses key topics such as those below, among other things:

•  Process and substance

•  Effectiveness, structure, composition, culture, and overall Board dynamics

•  Performance in key areas

•  Specific issues which should be discussed in the future

Responses are discussed and changes and improvements are implemented, if applicable.

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CORPORATE GOVERNANCE

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant, the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Governance and Policy Committee and that each such transaction be approved by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

The Committee will prohibit a Related Party Transaction if it determines such transaction to be inconsistent with the interests of the Company and its stockholders.

The employment of the following person was approved by the Governance and Policy Committee under the Company’s Related Party Transactions Policy. The rate of pay for this employee is similar to the rate of pay for comparable positions at the Company.

During 2023, the daughter of John Stankey, Chief Executive Officer and President, was employed by an AT&T subsidiary with an approximate rate of pay, including commissions, of $140,880.

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Governance and Policy Committee. The Governance and Policy Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Glenn H. Hutchins (Chair), William E. Kennard, Beth E. Mooney and Luis A. Ubiñas. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

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CORPORATE GOVERNANCE

The Company offers Directors both cash and equity compensation as set out in the table below. Directors have the ability to defer their annual retainers and earn interest or may defer their cash compensation through deferred stock units (See Director Plans).

2023 Compensation	Amount ($)
Annual Retainer	140,000
Chairman of the Board	300,000
Committee Chair Retainer
Audit Committee	30,000
Human Resources Committee	25,000
Corporate Development and Finance Committee	20,000
Governance and Policy Committee	20,000
Annual Award of Deferred Stock Units	220,000
Annual Communications Service Stipend
Within AT&T’s service area	4,000
Outside AT&T’s service area	6,000

Beginning in 2024 the Chairman of the Board and Committee Chairperson retainers will be as follows: Chairman of the Board - $250,000, Audit Committee - $40,000, Human Resources Committee - $30,000, Governance and Policy and Corporate Development and Finance Committees - $25,000.

Director Plans

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each continuing non-employee Director annually receives a grant of $220,000 in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the grant is made. A non-employee Director who is first elected to the Board on a day other than the day of the Annual Meeting receives a prorated grant based on the number of days served prior to the next Annual Meeting (using an assumed next Annual Meeting date one year following the last Annual Meeting). Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to three annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table on page 28 under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive installation of equipment for the provision of Internet service at the Director’s primary residence, provided the residence is served by an AT&T affiliate. Monthly billing for such service is paid by the Director. Each Director within AT&T’s service area receives an annual stipend of $4,000, and each Director outside of AT&T’s service area receives an annual stipend of $6,000. In addition, each Director is entitled to receive one phone and one tablet every two years. Monthly billing for service for such devices is paid by the Director.

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CORPORATE GOVERNANCE

2023 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2023 (excluding Mr. Stankey, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)

SCOTT T. FORD	$226,667	$220,000	$0	$0	$446,667

GLENN H. HUTCHINS	$226,667	$220,000	$0	$13,216	$459,883

WILLIAM E. KENNARD	$623,333	$220,000	$0	$15,000	$858,333

STEPHEN J. LUCZO	$198,333	$220,000	$0	$0	$418,333

MICHAEL B. MCCALLISTER	$198,333	$220,000	$0	$0	$418,333

BETH E. MOONEY	$223,750	$220,000	$0	$0	$453,750

MATTHEW K. ROSE	$198,333	$220,000	$0	$11,663	$429,996

CYNTHIA B. TAYLOR	$240,833	$220,000	$0	$10,137	$470,970

LUIS A. UBIÑAS	$198,333	$220,000	$0	$0	$418,333

NOTE (a). Fees Earned or Paid in Cash The table below shows the number of deferred stock units or shares of common stock purchased in 2023 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2023

SCOTT T. FORD	13,304

GLENN H. HUTCHINS	13,304

STEPHEN J. LUCZO	11,641

MATTHEW K. ROSE	11,641

CYNTHIA B. TAYLOR	14,136

Director	Shares of Common Stock Purchased in 2023

MICHAEL B. MCCALLISTER	5,819

NOTE (b). Stock Awards Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2023, for each Director can be found in the “Common Stock Ownership” section beginning on page 30.

NOTE (c). Nonqualified Deferred Compensation Earnings Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

NOTE (d). All Other Compensation Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2023 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 27) and miscellaneous items, as follows:

Mr. Hutchins ($12,301 and $915, respectively), Mr. Rose ($10,838 and $825, respectively), and Ms. Taylor ($9,222 and $915, respectively).

All Other Compensation also includes a $15,000 charitable matching contribution by the AT&T Foundation on behalf of Mr. Kennard under the former AT&T Higher Education/Cultural Matching Gift Program, relating to a contribution made by Mr. Kennard in 2022.

AT&T INC.	28	2024 PROXY

COMMON STOCK OWNERSHIP

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2023 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BLACKROCK, INC. 50 Hudson Yards., New York, NY 10001	533,538,337	(1)	7.5%

THE VANGUARD GROUP 100 Vanguard Blvd., Malvern, PA 19355	622,382,246	(2)	8.7%

1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, which reported the following: sole voting power of 480,026,166 shares; shared voting power of 0 shares; sole dispositive power of 533,538,337 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, which reported the following: sole voting power of 0 shares; shared voting power of 9,177,638 shares; sole dispositive power of 590,710,146 shares, and shared dispositive power of 31,672,100 shares.

2024 PROXY	29	AT&T INC.

COMMON STOCK OWNERSHIP

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2023, held by each Director, nominee, and officer named in the Summary Compensation Table on page 58. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (1)	Restricted Stock Units (2)	Number of Shared Voting and Investment Power Shares	Non-Voting Vested Stock Units (3)

SCOTT T. FORD	81,319			195,666

GLENN H. HUTCHINS (4)	167,651		167,651	174,582

WILLIAM E. KENNARD	0			100,883

STEPHEN J. LUCZO	562,500			81,440

MARISSA A. MAYER	0			0

MICHAEL B. MCCALLISTER	65,413		50,364	119,108

BETH E. MOONEY	28,700			146,284

MATTHEW K. ROSE	208,050		208,050	267,332

CYNTHIA B. TAYLOR (5)	5,718		516	147,953

LUIS A. UBIÑAS	0			37,223

JOHN T. STANKEY	1,045,782	280,274	751,559	255,958

PASCAL DESROCHES	429,415	100,942	16,920	290,904

LORI LEE	391,381	84,717	295,909	75,235

DAVID R. MCATEE II	669,742	116,046	546,358	456,255

JEFFERY S. MCELFRESH	393,912	151,092		252,464

All Executive Officers and Directors as a group (consisting of 19 persons, including those named above)	4,997,418	976,509	2,058,579	2,784,931

NOTE (1). Includes restricted stock units distributable within 60 days of the date of this table. See Note (2).

NOTE (2). Restricted stock units distributable within 60 days of the date of this table.

NOTE (3). Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans or through vested stock awards. Stock units carry no voting rights.

NOTE (4). Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

NOTE (5). In addition, Ms. Taylor owns 320 Depositary Shares (Preferred Stock, Series C), which is less than 1% of the outstanding shares of Preferred Stock, Series C. Each Depositary Share represents a 1/1,000th interest in a Share of a 4.750% Perpetual Preferred Stock, Series C.

AT&T INC.	30	2024 PROXY

Commitment to Sustainability

CORPORATE RESPONSIBILITY INTEGRATION ACROSS AT&T OPERATIONS

The issues we manage under our Corporate Responsibility program represent risks, opportunities and important external impacts we consider in our strategy and operations. These pages detail how our integrated approach delivers long-term value for AT&T and positive social and environmental impact for our stakeholders.

Board and Executive Oversight

The AT&T Board of Directors Governance and Policy Committee (GPC) has direct oversight of Corporate Responsibility strategy, related policies, programs and reporting. It also oversees our policies for political and philanthropic giving, which include political contributions, corporate contributions approved by the AT&T Contributions Council and grants approved by the AT&T Foundation. In 2023, the GPC held six meetings.

Our Senior Vice President – Corporate Responsibility, who is also Chief Sustainability Officer (CSO), presents at the GPC and Board meetings and provides educational materials through a Corporate Responsibility Board portal. Materials and discussions cover Environmental, Social and Governance topics such as: digital divide; social innovation; responsible supply chain; business-affecting climate transition; public corporate responsibility reporting; and political and charitable contributions. The CSO also holds discussions with individual Committee members as needed throughout the year. The company’s Chief Diversity Officer presents updates to the GPC and provides workforce metrics for each GPC meeting.

Two other Board committees oversee specific corporate responsibility factors as part of their full charters, the Audit Committee and the Human Resources Committee. The Audit Committee oversees AT&T compliance with legal and regulatory requirements, as well as internal enterprise risk assessment activities, which include privacy and data security. The Human Resources Committee oversees human capital management at AT&T, including factors such as employee benefit plans, professional development and relevant executive compensation.

Our CSO oversees internal management of AT&T’s corporate responsibility strategy, risks and opportunities. Our SVP – Audit Services oversees internal enterprise risk assessment activities and audit functions, including analysis of risks and disclosures, and associated processes, controls and assurance. Internally, our CSO leads our Corporate Responsibility (CR) Governance Council, which is comprised of more than a dozen Officers who lead the business operations aligned to our most important ESG focus areas. The CR Governance Council held three meetings in 2023 and covered ESG topics such as digital divide, business-affecting climate transition, political contributions, corporate responsibility reporting, Inclusion, long-range goal setting and social issue engagement.

In addition to the CR Governance Council, we convene core issue committees focused on the community, digital divide, disclosure, environment and human rights. These committees are led by senior leaders who work closely with subject matter experts throughout our business to implement and enhance programs and policies that address Corporate Responsibility issues across AT&T.

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COMMITMENT TO SUSTAINABILITY

Corporate Responsibility Reporting

Each year, we engage hundreds of subject matter experts and business unit approvers across the Company to prepare, review, and continuously enhance our reporting and disclosures. Prior to publication, our annual Sustainability Summary data and content are reviewed by our CEO, the CR Governance Council and senior executives across the business. CR disclosures are further validated by our legal and finance organizations and select environmental calculations – such as energy use and greenhouse gas (GHG) emissions – are externally assured by an independent third party.

We seek to deliver a comprehensive reporting suite featuring consistent and comparable metrics. To do so, we align our reporting with several ESG frameworks. These include the Global Reporting Initiative standards, which we’ve aligned to since 2007, the Sustainability Accounting Standards Board standards, the Task Force on Climate-related Financial Disclosures recommendations, and the CDP Climate Change assessment. Our reporting also aligns with the United Nations Global Compact and Sustainable Development Goals.

In the U.S., the Company and our affiliated Employee PACs are committed to compliance with applicable laws and other requirements regarding contributions to political organizations, candidates for federal, state and local public office, ballot measure campaigns, PACs and trade associations.

Our biannual Political Engagement Report describes our political engagement priorities, how we participate in the political process and discloses our U.S. political contributions. With oversight from the Governance and Policy Committee and visibility of the full Board, every action we take is guided by our public Political Engagement Priorities and our Political Engagement Policy. Since 2019, AT&T has received the leading “Trendsetter” designation from the CPA-Zicklin Index of Corporate Political Disclosure and Accountability, for transparent reporting of our engagements. In 2023, AT&T received a 100% score for the third consecutive year.

100% SCORE

Third year in a row from the CPA-Zicklin Index of Corporate Political Disclosure and Accountability

Network and Data Security and Privacy

Network and data security and privacy are crucial to our mission of delivering connectivity services that businesses and consumers can trust. The Chief Security Office, led by our Chief Security Officer, establishes global policy and programmatic requirements designed to help protect the integrity, confidentiality and availability of our network. Our Chief Privacy Officer (CPO) is responsible for developing, implementing and supporting compliance with our privacy principles, policies and commitments – in accordance with international, federal and state legislation.

Our Transparency Report lists the number and types of legal demands that have compelled AT&T to provide information about the communications of our customers as well as information permitted by law to be disclosed about Foreign Intelligence Surveillance Act requests.

Supply Chain Management

A diverse, ethical and sustainable supply chain is crucial for mitigating risk, realizing new opportunities, delivering excellence and creating long-lasting value for AT&T and our stakeholders. We expect supplier business operations to be conducted in compliance with sustainability clauses in our contracts, which require conformance with the AT&T Principles of Conduct for Suppliers and the AT&T Human Rights Policy. Suppliers are required to verify adherence to our Principles of Conduct for Suppliers through a self-attestation process every 18-24 months. We screen potential suppliers prior to contract execution and monitor contracted suppliers to ensure we do not conduct business with entities that pose risks to our operations, brand or reputation.

AT&T INC.	32	2024 PROXY

COMMITMENT TO SUSTAINABILITY

We have an ongoing goal to lead our supply chain to improve its impacts by requesting sustainability data from suppliers representing 80% of our spend. In 2023, we reached 85% of our spend, exceeding our goal for the third consecutive year. In addition, through our participation alongside peer telecom companies in the Joint Alliance for CSR, we engage suppliers at risk of noncompliance with certain ESG standards – such as child or forced labor, health and safety, freedom of association, non-discrimination, working hours, compensation, and business ethics – in on-site audits and corrective action plans.

ENVIRONMENTAL IMPACT

Understanding and mitigating climate change is fundamental to connecting our customers to greater possibility. AT&T is amplifying our positive environmental impact through enhancements in resource efficiency and optimizing the resilience of our business through efforts to protect our network and stakeholders from environmental risk.

i

48.7% REDUCTION

In Scope 1 and 2 GHG emissions, reaching 77% of our 2030 target*

$663M SAVINGS

In annualized energy cost due to energy efficiency projects*

188M METRIC TONS OF CO2e

Reduction in customer emissions, enabled by AT&T Smart Climate Solutions

*Data measured between 2015 and 2023

Mitigating Climate Change

We’ve established a goal to become carbon neutral, targeting net zero Scope 1 and 2 GHG emissions1 by the end of 2035. To help measure our progress, we launched a science-based target to reduce emissions for these same categories 63% by year-end 2030 (2015 baseline) – aligning with a 1.5°C pathway. Between 2015-2023, we reduced reported Scope 1 and 2 GHG emissions 48.7%, reaching 77% of our 2030 target.2

A key component of our emissions reduction strategy is enhancing operational efficiency. Between 2015-2023, we implemented nearly 161K energy efficiency projects – such as the ongoing integration of our centrally-managed Enterprise Building Management Solution across our footprint and decommissioning obsolete portions of our network operations – resulting in annualized energy cost savings of approximately $663 million.

We also continue to grow our procurement of renewable energy, where feasible. AT&T is currently #5 on the EPA Green Power Partnership list.

Climate-related Impacts

Extreme weather presents operational risks to AT&T’s network and safety risks to our employees, customers and communities. We’re taking steps to protect our network from threats and costly repairs associated with such events, while helping communities identify and address their own vulnerabilities. By modeling the potential for climate hazards within our operational footprint, our industry-leading Climate Change Analysis Tool (CCAT) helps network engineers analyze how inland and coastal flooding, drought, wind or wildfires may impact existing infrastructure or future network builds – up to 30 years into the future.

In collaboration with the Federal Emergency Management Agency and the U.S. Department of Energy’s Argonne National Laboratory, we launched the Climate Risk and Resilience Portal (ClimRR). ClimRR provides free and equitable access to leading climate datasets to support analysis and data-driven planning for future climate risks. The portal empowers non-technical individuals, organizations, planners and decision-makers at state, local, tribal, and territorial

2024 PROXY	33	AT&T INC.

COMMITMENT TO SUSTAINABILITY

governments to gain awareness of future climate conditions to support community resilience.

Environmental Performance of our Supply Chain

AT&T’s supply chain contributes to our emissions footprint and presents unique climate-related risks and opportunities. To address this, we engage suppliers to reduce the environmental impact of their operations. In 2022, we met our Scope 3 science-based target 2 years ahead of schedule. In 2023, suppliers representing 55% of our spend – against our target goal of 50% – have set science-based Scope 1 and 2 targets. This goal covers AT&T spend including purchased goods and services, capital goods and downstream leased assets.

Supporting Customer Environmental Objectives

Beyond our commitments focused on our own operations, we have a goal to help business customers leverage our connectivity to help collectively reduce a gigaton (one billion metric tons) of GHG emissions by 2035. We’re helping these customers reduce their environmental footprint through adoption of AT&T Smart Climate Solutions – broadband-enabled technologies such as online collaboration tools and IoT solutions for fleet, asset and building energy management. As of year-end 2023, we’ve achieved 19% of our Gigaton goal and have enabled customers to reduce more than 188 million metric tons of CO2e. We measure our impact using a methodology developed in collaboration with Carbon Trust and BSR.

COMMUNITY IMPACT

At AT&T, we’re committed to connecting people to greater possibility. Our efforts to help bridge the digital divide, foster an inclusive environment, support the development of our employees and protect human rights are examples of how we help our employees, customers, suppliers, and communities thrive. Further, these social factors influence the near- and long-term success of our Company.

$2B INVESTED

To help bridge the digital divide, completing our 2021-2023 commitment.

34 CONNECTED

LEARNING CENTERS

Opened in traditionally underserved

neighborhoods

$132M

Invested to engage employees in 5.8 million hours of training and development

Digital Divide

Access to affordable and reliable internet service is critical for work, health, learning and commerce – and for staying digitally connected to family, friends, news and information. Leveraging our resources to address the digital divide is strategically important to AT&T. We’re investing in our networks and working with state and local governments to build out broadband networks to expand high-speed internet access to more people. This work helps drive social change while expanding our network reach and deepening valuable collaboration with communities, authorities and NGOs.

In 2023, we completed our commitment to invest $2 billion between 2021 and the end of 2023 to help bridge the digital divide. Our efforts have promoted broadband affordability, accessibility and safe adoption. We continue to offer low-cost, high-speed internet service available for qualifying low-income households through our Access from AT&T program.

AT&T also participates in the FCC’s Affordable Connectivity Program (ACP) to help make wired and wireless services more affordable for millions of American households. When combined with Access from AT&T, eligible households can receive high-speed fixed internet service at no monthly charge. All households that quality for ACP are eligible for Access from AT&T.

Through our AT&T Connected Learning community program, by year-end 2025, we seek to provide 1M people in need with digital resources and/or skills needed to succeed. Through the end of 2023, we opened 34 AT&T Connected Learning Centers in traditionally underserved neighborhoods facing barriers to connectivity, and we intend to increase this figure to more than 50 by the end of 2024. AT&T Connected Learning Centers provide access to high-speed internet and computing devices, as well as opportunities for tutoring and mentorship through our

AT&T INC.	34	2024 PROXY

COMMITMENT TO SUSTAINABILITY

employee-driven AT&T Believes volunteerism initiative.

Also part of AT&T Connected Learning, AT&T offers digital education resources. For instance, The AchieverySM is a free digital learning platform to support K-12 student learning and success everywhere today’s connected students learn. Together with the Public Library Association and other national partners, we’re offering a collection of digital literacy courses and workshops to help parents and caregivers build skills and confidence using technology and to help their child’s safe online learning. We have also invested $3 million to extend a Digital Navigator program and community-based IT help desk. This effort began in late 2022 and, as of the end of 2023, we have trained more than 150 community members to become digital navigators, providing service to more than 10,000 residents in Miami, St. Louis, Dallas, and Sacramento, Calif.

Inclusion

From our Board of Directors to front-line workers across the globe, we seek talented people who represent a mix of backgrounds, identities, viewpoints, abilities and experiences.

Our strategy for employee inclusivity is led by the AT&T Chief Diversity Officer, who also is a member of the CR Governance Council. To promote employee engagement and cross-functional cultural initiatives across our business, we regularly convene several inclusion councils, including a Senior Executive Inclusion Council made up of key officers and executives in the business. Data on the makeup of our global workforce is regularly provided to Board members and discussed in depth at least once a year with the Governance and Policy Committee and the full board.

All employees can join any of AT&T’s 26 Employee Groups, which are the vanguard of our efforts to advance our culture and encourage inclusivity across AT&T. Those principles extend into our hiring, career development, and employee experience strategies and practices.

AT&T continues to receive third party awards and accolades, such as Fair360 Top 50 Companies for Diversity, Human Rights Campaign Best Places to Work for LGBTQ+, Disability Equality Index Best Place to Work for Disability Inclusion and Bloomberg Gender Equality Index.

Employee Talent Development

As the global economy evolves, it’s crucial to train – and retain – a skilled and diverse workforce, and to help ensure our colleagues have the tools needed for continued success. Our internal training organization – AT&T Learning & Development – works across our business to deliver strategic leadership training, inspire continuous development for current and future roles, and energize our workforce to drive innovation. AT&T Learning & Development builds and enhances skills and capabilities in an evolving technological world, developing leaders who enhance the skills of others and role model critical competencies for the rest of the organization.

In 2023, AT&T invested approximately $132 million to engage employees in 5.8 million hours of training and development, plus $10.3 million in higher education tuition assistance.

Human Rights

Business success and ethical behavior go hand-in-hand, and protecting human rights is fundamental to our operations, supply chain and engagement with key stakeholders.

The AT&T Human Rights Policy details our commitment to upholding internationally recognized principles supporting rights to privacy, freedom of expression, fair labor practices, ethical use of artificial intelligence and protection from harmful online content – particularly for children.

For more information on our sustainability program and policies, please visit: http://sustainability.att.com.

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AUDIT COMMITTEE

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at investors.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, AT&T’s compliance with legal and regulatory matters, and enterprise risk management, including privacy and data security.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Ms. Taylor (Chair), Mr. Luczo, Mr. McCallister, and Mr. Ubiñas each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Ms. Taylor is an “audit committee financial expert.” Although the Board of Directors has determined that she has the requisite attributes to be considered an “audit committee financial expert” as defined under SEC rules, her responsibilities are the same as those of the other Audit Committee members. She is not AT&T’s auditor or accountant, does not perform “field work” and is not a full-time employee. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation.

AT&T INC.	36	2024 PROXY

AUDIT COMMITTEE

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2023 and 2022 are shown in the following table:

PRINCIPAL ACCOUNTANT FEES

(dollars in millions)

Item	2023	2022
Audit Fees (a)	$36.7	$35.1
Audit Related Fees (b)	3.7	5.5
Tax Fees (c)	2.5	6.7
All Other Fees (d)	0.0	0.0

Note (a). Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, audits of certain subsidiaries, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, subsidiary audits associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting matters.

Note (c). Tax Fees. These fees include charges for various Federal, state, local and international tax compliance, planning, and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees. No fees were incurred in 2023 or 2022 for services other than audit, audit related and tax.

2024 PROXY	37	AT&T INC.

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2023; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2023, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 20, 2024	The Audit Committee
Cynthia B. Taylor, Chair
Stephen J. Luczo
Michael B. McCallister
Luis A. Ubiñas

AT&T INC.	38	2024 PROXY

Compensation Discussion and Analysis

2023 Long-Term Grants	51
Benefits	54
Stock Ownership Guidelines	56
Equity Retention and Hedging Policy	56
Restitution and Clawback Policies	56
Risk Mitigation	56
Independent Compensation Consultant (Frederic W. Cook & Co., Inc.)	56

This Compensation Discussion and Analysis (CD&A) describes our 2023 executive compensation program for the executive officers who served in the positions set forth below during 2023 (collectively, the Named Executive Officers).

OUR NAMED EXECUTIVE OFFICERS

John Stankey	Pascal Desroches	Lori Lee	David McAtee	Jeff McElfresh
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer	Global Marketing Officer and Senior Executive Vice President-HR and International	Senior Executive Vice President and General Counsel	Chief Operating Officer

EXECUTIVE COMPENSATION PROGRAM

AT&T’s Human Resources Committee (the Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the ability to attract and retain talent to support a culture of growth, innovation, and performance in a large and complex organization. In the following pages, we discuss the elements of our compensation program and how our program supports pay for performance.

EXECUTIVE SUMMARY

2023 KEY ACCOMPLISHMENTS

In 2023, we continued to live our purpose of connecting people to greater possibility – with expertise, simplicity and inspiration. We remained committed to creating stockholder value as we invested in becoming the leader in converged connectivity as we build lasting, profitable 5G and fiber customer relationships. Our 2023 key accomplishments are highlighted as follows:

•

We again added customers in a profitable manner thanks to our consistent go-to-market approach and value proposition. Over the past three years, we added 7.8 million postpaid phone subscribers to America’s most reliable 5G network[1]. This marks our best three years of postpaid phone net adds in over a decade. In 2023, we gained 1.7 million postpaid phone net adds as we maintained historically low churn and grew wireless service revenues by 4.4%. With AT&T Fiber, we have the nation’s largest consumer fiber network[2] and have added more than 1 million net adds for 6 straight years. In 2023, we grew broadband revenues by 8.1% with fiber revenues growing approximately 27%.

[1]	Based on nationwide GWS drive test data. GWS conducts paid drive tests for AT&T and uses the data in its analysis. AT&T 5G requires compatible plan and device. 5G not available everywhere.
[2]	Based on fiber to the home households using the latest publicly available data.

2024 PROXY	39	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

•

Our profitable customer growth, with improving revenues and increased efficiencies, drove strong financial and operating results. For the full year, Mobility operating income grew 8.6% compared to 2022.

•

In total, we delivered cash from operations of $38.3 billion for the full year, which is up $2.5 billion compared to 2022. We generated full-year free cash flow[3] of $16.8 billion, which is up $2.6 billion compared to 2022. This level of free cash flow provides more than twice the coverage of our approximately $8 billion annual common dividend.

•

We made solid progress on strengthening our balance sheet. While total debt increased $1.4 billion, net debt[3] decreased by $3.3 billion in the year. We achieved this while investing at near-historic levels with $17.9 billion in capital expenditures and $5.7 billion of cash payments for vendor financing, or $23.6 billion of capital investment[3].

[3]	See Annex A for reconciliation of non-GAAP financial results and Cautionary Language Concerning Forward Looking Statements.

SUMMARY OF INCENTIVE COMPENSATION

The Committee believes that a well-balanced incentive compensation program for Executive Officers includes aligning their interests with those of stockholders and motivating them to a high level of performance. The following tables summarize the final results of AT&T’s incentive compensation program.

2023 Short-Term Award Results

Metric	Metric Weight	Attainment	Payout %
Adjusted Operating Income (OI)	60%	103%	115%
Free Cash Flow (FCF)	20%	101%	107%
Strategic Component	20%	N/A	120%
Weighted Average Payout			115%

See additional details in the section How NEOs Were Paid for Performance in 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Award – Performance Share Component Results for 2021-2023 Performance Period

Metric	Metric Weight	Achievement	Payout%
3-Year Return on Invested Capital (ROIC)	100%	8.7%	113%
3-Year Relative Total Stockholder Return (TSR) Payout Modifier	+10%, 0% or -10%	Quartile 3	0%
Final Long-Term Payout			113%

See additional detail in sections ROIC Payout Table and Actual Performance Attainment – 2021-2023 Performance Period on page 49 and Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2023 or early 2024 on page 50.

ROLE OF THE HUMAN RESOURCES COMMITTEE

DECISION MAKING FRAMEWORK

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are Ms. Mooney (Chair), Mr. Ford, Mr. McCallister, and Mr. Rose. The Committee’s charter is available on our website at https://investors.att.com. The Committee’s responsibilities include:

Compensation Oversight	Management Oversight

•  Determining compensation for our Executive Officers;

•  Reviewing, approving, and administering our executive compensation plans and approving employee benefit plans;

•  Establishing performance objectives under our incentive compensation plans;

•  Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers; and

•  Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive.

•  Evaluating the performance of the Chief Executive Officer (CEO);

•  Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

•  Succession planning for Executive Officer positions, including the CEO position.

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COMPENSATION DISCUSSION AND ANALYSIS

GUIDING PAY PRINCIPLES

The Committee believes that our programs should align with stockholder interests and be competitive and market-based, align with generally accepted practices and our pay for performance philosophy, and balance both short- and long-term focus. To that end, we incorporate many best practices in our compensation programs and avoid ones that are not aligned with our guiding pay principles.

ALIGNMENT WITH STOCKHOLDERS

Incorporate stockholder perspectives and feedback into any compensation program enhancements. Engagement with stockholders is a key part of the Committee’s decision-making process, and AT&T has a long history of incorporating stockholder perspectives into our executive compensation program. Each year, we engage with stockholders in both the spring and fall to understand their views on executive compensation and other topics. In addition to the support shared through direct engagement, our stockholders supported our program with 92% of votes cast for approval of the “say on pay” proposal at the 2023 Annual Meeting of Stockholders. We provide details of discussions with stockholders over the past year in the Proxy Statement Summary.

COMPETITIVE & MARKET BASED

Evaluate our compensation and benefits compared to appropriate peer companies to ensure we attract and retain world-class talent with leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value.

PAY FOR PERFORMANCE

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals that contribute to our success. For example, see at-risk target compensation for each Named Executive Officer (NEO) under 2023 Total Target Compensation and Pay Mix.

BALANCED SHORT- & LONG-TERM FOCUS

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

PRINCIPLED PROGRAM	Structure our program so that it aligns with both corporate governance best practices and our strategic objectives while remaining easy to explain and communicate.

PAY GOVERNANCE

The Committee designs our compensation and benefits program around the following market-leading practices:

✓ OUR PRACTICES	✗ WHAT WE DON’T DO

✓  Pay for performance.

✓  Multiple performance metrics and multi-year time horizons.

✓  Stock ownership and holding period requirements.

✓  Regular engagement with stockholders.

✓  Dividend equivalents.

✓  Restitution and Clawback policies.

✓  Severance policy limits payments to 2.99 times salary and target bonus.

✗  No “single trigger” change in control provisions.

✗  No tax gross-ups, except in extenuating circumstances.

✗  No hedging or short sales of AT&T stock or stock-based awards, and no guaranteed bonuses.

✗  No supplemental executive retirement benefits for officers promoted/hired after 2008.

✗  No excessive dilution; as of June 1, 2023, our total dilution was 1.0% of outstanding stock.

AT&T INC.	42	2024 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION ELEMENTS AND PAY DETERMINATION

ELEMENTS OF 2023 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain, and motivate our executives to lead the Company effectively, thus creating stockholder value. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future:

FOCUS ON CURRENT YEAR PERFORMANCE SALARY AND CASH-BASED SHORT-TERM INCENTIVES	+	FOCUS ON MULTI-YEAR PERFORMANCE LONG-TERM INCENTIVES: 75% PERFORMANCE SHARES 25% RESTRICTED STOCK UNITS	+	FOCUS ON ATTRACTION & RETENTION RETIREMENT, DEFERRAL/ SAVINGS PLANS, BENEFITS, AND PERSONAL BENEFITS

The chart below more fully describes the elements of total direct compensation and their link to our business and talent strategies.

	Reward Element	Link to Business and Talent Strategies

FIXED PAY	Base Salary

•  Provides current compensation for the day-to-day responsibilities.

•  Current pay level recognizes experience, skill, and performance, with the goal of being market competitive.

•  Future adjustments may be based on individual performance, pay relative to other executives, and/or pay relative to market.

AT-RISK PAY	Short-Term Incentives

•  Aligns pay with the achievement of short-term Company objectives.

•  Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with actual performance.

	Long-Term Incentives	• Motivates and rewards the achievement of long-term Company objectives. • Aligns executive and stockholder interests.

DETERMINING 2023 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys, then presents findings to the Committee for their review and decision-making process.

How the Peer Group Was Chosen

The Committee, based on input from its consultant, established a peer group that was representative of companies consistent with AT&T’s business in 2023. The peer group included large cap companies with similar scale and business complexity to AT&T. The Committee and independent consultant confirmed that the peer group composition reflected AT&T’s business transformation into a simplified telecom provider, the company’s scale (revenue, market capitalization, and enterprise value), and investments in technology and tech-enabled services.

2024 PROXY	43	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Based on the responsibilities of each executive’s role, the Committee evaluated compensation against the same or similar positions in the peer group companies. If a peer company did not have a role corresponding to a particular AT&T executive, it was omitted from the peer group for the executive.

2023 AT&T Peer Group
Alphabet	Boeing	Comcast	Intel	Netflix	T-Mobile US	Wal-Mart
Amazon	Charter	General Electric	IBM	Oracle	UPS	Walt Disney
Apple	Cisco	General Motors	Microsoft	Salesforce	Verizon

As part of its annual review of the peer group and to continue its approach to align executive interests to those of stockholders, the Committee conducted a comprehensive assessment and established the 2024 peer group by removing mega cap companies (Alphabet, Amazon, Apple and Microsoft). The Committee took this action to proactively align the company’s size and business operations to a peer group that includes competitors for talent and investor dollars.

For 2024, the Committee will use this peer group for benchmarking and the S&P 500 Index to measure the Total Stockholder Return modifier applicable to Performance Share awards (see page 53 for more details).

The Committee’s Process for Establishing 2023 Target Compensation

The Committee’s consultant reviewed market data from the peer group with members of management and the CEO (for Executive Officers other than himself) to confirm job matches and scoping of market data based on the relative value of each position and differences in responsibilities between jobs at AT&T and those in the peer group. After completing this review, the consultant presented the market data to the Committee.

The Committee used the market data with the CEO’s evaluation of performance and compensation recommendations for the other Executive Officers and then applied its judgment and experience to set Executive Officer target compensation. While the Committee does consider peer group compensation information when setting executive compensation, it does not believe it appropriate to establish compensation amounts based solely on this data. The Committee believes that compensation decisions are multi-dimensional and require consideration of additional factors, including market competition for the position and the executive’s experience, performance, contributions, long-term potential, and leadership.

In addition, to determine CEO pay, the Board continued to use its formal annual performance evaluation process. The performance evaluation consists of the Board reviewing key strategic and leadership behaviors and providing feedback directly to Mr. Stankey regarding his performance and the performance of the company.

2023 Total Target Compensation and Pay Mix

The Committee designs the executive compensation program to include at-risk pay such as incentive awards and stock-based compensation. These incentives tie the interests of our executives to those of our stockholders. As explained above, the Committee reviewed target pay in January for the NEOs and determined total target compensation for 2023. The Committee adjusted compensation and pay mix as follows to align with market data of peers.

Upon promotion to CEO in 2020, Mr. Stankey’s total target compensation was established at $21.5 million and had not been adjusted since. In 2023, the Committee conducted a robust analysis of the compensation landscape, which included input from its independent consultant, market data, and consideration of our guiding compensation principles. It also took into consideration Mr. Stankey’s performance and tenure in the CEO role, and that his compensation was falling behind that of market peers. As a result of this review, the Committee did not change his cash compensation, but approved an increase to Mr. Stankey’s long-term target compensation of $3 million to align with market peers amidst increasing competition for talent in our industry, while maintaining our commitment to incentivize performance aligned with the long-term interests of stockholders. As a result of this same market analysis, adjustments for other NEOs were made to align to market as we continue to balance opportunity and pay mix.

AT&T INC.	44	2024 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

The target long-term values are comprised of 75% Performance Shares and 25% Restricted Stock Units (RSUs). See more details in the 2023 Target Long-Term Values section.

	2023 Total Compensation
NEO	Base Salary	Target Short-Term	Target Long-Term	Total
J. Stankey	$2,400,000	$5,600,000	$16,500,000	$24,500,000
P. Desroches	$1,250,000	$2,750,000	$7,500,000	$11,500,000
L. Lee	$750,000	$1,350,000	$5,125,000	$7,225,000
D. McAtee	$1,300,000	$2,700,000	$7,000,000	$11,000,000
J. McElfresh	$1,250,000	$2,750,000	$9,000,000	$13,000,000

2023 Target Pay Mix

HOW NEOs WERE PAID FOR PERFORMANCE IN 2023

2023 Short-Term Incentive Awards – Performance Targets

After reviewing the business strategy and plan in early 2023, the Committee decided to make no change to performance metrics applicable to 2023 short-term incentive awards. The Committee maintained the metrics and weightings for their continued link to our business strategy. For executive officers, the Committee maintained the strategic metric with a 20% weighting to further drive performance within the framework of AT&T’s culture and purpose. The Committee also maintained a single unifying metric set that focuses leaders to achieve AT&T’s financial, operational, and strategic goals.

2023 SHORT-TERM INCENTIVE PLAN METRICS AND WEIGHTINGS

2024 PROXY	45	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

SHORT-TERM INCENTIVE PAYOUT TABLE STRUCTURE (Financial Metrics)
Payout Level	Attainment	Payout

Each financial performance metric has an associated payout table, and all payout tables use the same structure. Interpolation is used to determine payout percentages for results that fall between attainment levels shown.

Maximum	110%	150%
Target	100%	100%
	94%	50%
Threshold	82%	30%

2023 Short-Term Incentive Awards – Performance Attainment and Associated Payout Percentages

Final Award Determination:

The table below shows the performance adjusted award payout for each NEO based on the achievement of the goals set by the Committee.

NEO	Target Short-Term	Short-Term Payout %	Final Award Paid
J. Stankey	$5,600,000	115%	$6,440,000
P. Desroches	$2,750,000	115%	$3,162,500
L. Lee	$1,350,000	115%	$1,552,500
D. McAtee	$2,700,000	115%	$3,105,000
J. McElfresh	$2,750,000	115%	$3,162,500

The Committee made one $250,000 discretionary adjustment to Lori Lee’s award for her interim leadership of the Human Resources organization in addition to her Global Marketing Officer and Senior Executive Vice President International responsibilities. The Committee made no other discretionary adjustments.

Financial Metric Results—80% Weighting

The charts below depict the performance goal attainment, final payout percentage, and reconciliation of adjustments based on pre-determined exclusions. The strategic metric results are discussed after the financial results.

2023 Short-Term Incentive Performance Goals and Attainment

1. Operating Income results were adjusted as follows:		2. Free Cash Flow results were adjusted as follows:

Reported OI	$23,461	Reported FCF	$16,768
Adjustments per Grant Terms:		Adjustments per Grant Terms:
Merger & Acquisition Activity	$79	Excess Benefit Plan Contribution	$135

Severance	$597
Non-cash Accounting Write-downs	$596
Benefit Plans & Rabbi Trusts	($129)

Operating Income for Compensation	$24,604	Free Cash Flow for Compensation	$16,903

AT&T INC.	46	2024 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Metric Results—20% Weighting

The Committee approved 120% payout of the strategic metric (20% weighting) for all the NEOs, based on the goals and accomplishments listed below.

Goals	Accomplishments

Consistently putting stockholder value above specific operating entity performance.

•  Added 7.8M postpaid phone subscribers to our network over the past three years. This marks our best 3-year total in more than a decade.

•  We now have 8.3M fiber subscribers on the nation’s largest consumer fiber network and have totaled more than 1M annual AT&T Fiber net adds for 6 straight years.

•  Made solid progress on strengthening our balance sheet, reducing net debt[1] by $3.3B in the year, while investing at near-historic levels with $17.9B in capital expenditures and capital investment[1] of $23.6B. We delivered cash from operations of $38.3B for the full year and generated full-year free cash flow[1] of $16.8B.

•  Reduced the risks associated with our defined benefit plans by transferring $8.1B of pension obligations through the purchase of insurance annuities.

Achieving results in a way that is consistent with our company’s purpose, culture and strategy, including:

•  how we operate in the communities we support,

•  advancing our ESG priorities, especially worker health and safety and global emissions reduction; and

•  helping to narrow the digital divide.

•  Launched Our Purpose: viewers of this external campaign reported a 14 percentage point increase in consumer perception of our brand. Internally 86% of employees understand our purpose, strategy, and culture.

•  Reduced AT&T Scope 1 and 2 greenhouse gas emissions to approximately 4.5M metric tons of CO2e, representing nearly 49% attainment of our 2035 carbon neutrality goal and is a four-percentage point improvement over 2022.

•  Successfully advocated for Day 1 healthcare eligibility in Mobility Black and Blue agreements.

•  Achieved our 3-year commitment to invest $2B in closing the digital divide. In 2023, we reached over 1.7M people through low-cost broadband offers and our Connected Learning initiative, including 34 AT&T Connected Learning Centers in underserved communities across the country.

Working collaboratively across the organization to build a highly engaged workforce, including progress on diversity, equity, and inclusion.

•  Achieved 5% increase in employees believing strongly in goals and objectives of the company as measured through our annual Employee Engagement survey.

•  Completed our How & Where We Work transformation, bringing 18K management employees back to the office in 9 core offices across the U.S to drive collaboration, innovation, and better position us for long-term success.

•  Continued progress on creating a supportive and inclusive work environment for all:

–  Leadership promotions were 39% women (higher than leadership representation of 33%) and 43% people of color (higher than leadership representation of 31%), consistent with our goal to identify and retain talent reflective of the markets we serve.

•  Continued our long history of fostering a constructive and supportive work environment by elevating our rankings in 6 important industry recognitions and achieving 6 new distinctions.

•  Brought together more than 16,000 employees in-person and online to experience our 2023 Employee Group Conference.

Demonstrating leadership in driving transformation across the organization with the company’s multi-year transformation initiative that builds on our existing strong customer service.

•  Surpassed our $6B run-rate cost savings target and committed to an additional $2B+ savings over the next 3 years.

•  Successfully managed technology transformation so that it is ahead of plan in savings, delivering savings through system retirements, infrastructure decommission, cloud and data center migrations, and modernization of applications.

•  Successfully implementing plan to transform legacy network: migration of significant portion of our customers on legacy circuits to faster and more sustainable services on fiber and wireless, grandfathering of approximately 50% of legacy products, and decommissioning of network elements driving $400M of cumulative savings.

•  Successfully launched the Gigapower joint venture with Blackrock to expand our out-of-footprint fiber and initiated builds in 4 markets.

1 See Annex A for reconciliation of non-GAAP financial results.

2024 PROXY	47	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVE PLAN AWARDS

The chart below describes the long-term awards our NEOs earned in 2023 or early 2024. Due to a shift from vesting at the end of four years (cliff vesting) in 2020, to vesting a third each year (ratable vesting) beginning in 2021, we describe both types of RSU grants.

Form of Award	Performance/Restriction Period and Metrics	Description
Performance Shares Granted in 2021	3-year performance period (2021-2023)

–  Each Performance Share is a notional share equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

75% of 2021 Long-Term Award	Performance metrics: – 100% ROIC – Relative TSR payout modifier Payout value based on combination of performance attainment and common stock price performance.

–  Once vested, Performance Shares settle 66% in cash and 34% in common stock. The amount of cash to be paid is based on our stock price on the date the award payout is approved. When combined with the RSU distribution, NEOs receive 50% of their long-term incentive compensation distributions in stock.

–  Awards are based on a 3-year performance period and maximize both short-and long-term performance. The impact of a single year’s performance is felt in each of the three Performance Share grants outstanding at any given time, so that employees are motivated to sustain strong performance each year in order to gain favorable payouts.

–  Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

RSUs Granted in 2020 (cliff vesting) 25% of 2020 Long-Term Award	4-year restriction period Payout value based on common stock price performance.

RSUs pay in common stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

RSUs Granted in 2021 & 2022 (ratable vesting) 25% of 2021 & 2022 Long-Term Awards	3-year restriction period Payout value based on common stock price performance.

RSUs vest and pay in common stock 33-1/3% per year over three years unless they vest earlier due to retirement eligibility. They distribute on the normal schedule regardless of when they vest. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

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COMPENSATION DISCUSSION AND ANALYSIS

ROIC Payout Table and Actual Performance Attainment – 2021-2023 Performance Period

Determination of Performance Goal

We established a ROIC performance target range of 6.00% to 7.00% at the beginning of the 3-year performance period. This target range does not reward or penalize Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated weighted average cost of capital (determined, in part, based on input from banks) by 125 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award. We calculate ROIC by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the 3-year performance period to determine the final performance.

Performance Below Target Range

Achievement below the target range results in decreasing levels of award payout. No payout is earned if less than 63% of the performance target range is achieved.

Performance Within Target Range

100% payout if performance falls within the target range.

Performance Above Target Range

Maximum payout of 150% is earned if 154% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance

After conclusion of the performance period, the Committee determined (using the 2021 ROIC payout table summarized below) that we achieved ROIC of 8.7%, which was above the target range, and 395 basis points above the weighted average cost of capital we established based on input from banks. As a result, the Committee directed that 113% of the related Performance Shares be distributed in accordance with the payout table as follows (before applying the TSR modifier, as discussed on the next page).

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COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2021 Performance Share grant:

Relative TSR Payout Modifier (2021 - 2023 Performance Period)

	AT&T Return vs. Peer Group	Payout Modifier
	Top Quartile	Add 10 percentage points to final ROIC payout percentage
Our 3-year TSR of -5.4% ranks us in the 33rd percentile of the peer group	Quartile 2	No adjustment to ROIC payout percentage
Quartile 3
	Bottom Quartile	Subtract 10 percentage points from final ROIC payout percentage

TSR was measured relative to the peer group shown below. This peer group was established at the time of grant; Paramount was then named ViacomCBS.

TSR Peer Group for 2021 Performance Share Grant
Alphabet	Boeing	Cisco	Fox Corp	IBM	Oracle	Verizon
Amazon	Charter	Comcast	General Electric	Microsoft	Paramount	Wal-Mart
Apple	Chevron	Exxon	Intel	Netflix	T-Mobile US	Walt Disney

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2023 or early 2024

Final Award Determination: Performance Shares Granted in 2021 (75% of the Long-Term Award)

		Shares and Performance Attainment Shares granted X (ROIC Attainment +/- TSR Modifier) = Shares Distributed				Final Award Shares distributed X $17.18 = Final Award Paid
NEO	Target Value	Shares Granted	ROIC Attainment	TSR Modifier	Shares Distributed	Ending Stock Price	Final Award Paid
J. Stankey	$10,125,000	429,011	113%	0	484,782	$17.18	$8,328,562
P. Desroches	$4,500,000	190,672	113%	0	215,459	$17.18	$3,701,592
L. Lee	$3,018,750	127,909	113%	0	144,537	$17.18	$2,483,149
D. McAtee	$4,012,500	170,016	113%	0	192,118	$17.18	$3,300,589
J. McElfresh	$6,375,000	270,118	113%	0	305,233	$17.18	$5,243,909

On January 28, 2021, the Committee awarded the Performance Share grant values shown above. The number of shares was based on the AT&T closing stock price of $21.74. The shares granted and closing stock price were adjusted for the WarnerMedia (WM) spin-off that occurred in 2022 (the Committee approved an increase in the number of shares underlying the impacted equity awards using the AT&T Adjustment Ratio of approximately 1.2202; the ratio was the result of the volume weighted average price of AT&T stock for the 10 trading days prior to, and the 10 trading days following the close of the transaction).

The Company’s common stock price change over the 3-year performance period reduced the value of the shares earned. Therefore, NEOs realized 82% of the annual grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Final Award Determination: Restricted Stock Units Granted in 2020, 2021 and 2022 (25% of the Long-Term Award)

Three RSU grants paid out in 2023 due to a shift from vesting at the end of four years (cliff vesting) in 2020, to vesting a third each year (ratable vesting) beginning in 2021. These awards appear in the chart below:

	RSUs Granted in 2020 (cliff vesting) Shares granted X $16.48 = Final Award Paid			RSUs Granted in 2021 (ratable vesting) 33-1/3% of shares granted X $19.55 = Final Award Paid			RSUs Granted in 2022 (ratable vesting) 33-1/3% of shares granted X $19.55 = Final Award Paid
NEO	Target Value	Shares Granted	Final Award Paid	Target Value	Shares Granted	Second Tranche of Award Paid	Target Value	Shares Granted	First Tranche of Award Paid
J. Stankey	$3,375,000	117,799	$1,941,328	$1,118,362	47,668	$931,909	$1,125,000	56,916	$1,112,708
P. Desroches	n/a	n/a	n/a	$500,000	21,185	$414,167	$625,000	31,620	$618,171
L. Lee	$893,750	29,139	$480,211	$335,417	14,212	$277,845	$460,417	23,292	$455,359
D. McAtee	$1,337,500	43,605	$718,610	$445,833	18,891	$369,319	$570,833	28,880	$564,604
J. McElfresh	$1,450,000	47,274	$779,076	$708,333	30,013	$586,754	$833,333	42,160	$824,228

On January 30, 2020, the Committee awarded the cliff vesting RSU grant values shown above. The number of RSUs was based on the AT&T closing stock price of $28.25. Shares granted and closing stock price were adjusted for the WM spin-off. The Company’s common stock price change during the 4-year restriction period reduced the value of the units granted, which resulted in NEOs realizing 54% of the annual award granted. In addition to the cliff vesting RSU grants, the Committee awarded a supplemental grant in connection with a promotion:

•

On June 25, 2020, the Committee awarded John Stankey a supplemental grant of $1,000,000 (40,368 RSUs) in connection with his promotion to CEO, which is subject to the same terms and conditions as Mr. Stankey’s annual 2020 grant, valued at $2,375,000 (77,431 RSUs). Combined, the grants represent Mr. Stankey’s total target value of $3,375,000 (117,799 RSUs) for 2020 RSUs.

On January 28, 2021, the Committee awarded the ratable vesting RSU grant values shown in the above table. The number of RSUs was based on the AT&T closing stock price of $21.74. Shares granted and closing stock price were adjusted for the WM spin-off. The second tranche of the 2021 RSUs vested on January 13, 2023, at the $19.55 AT&T closing stock price. The Company’s common stock price change during the restriction period reduced the value of the units granted. Therefore, each NEO realized 83% of the annual shares granted.

On January 27, 2022, the Committee awarded the ratable vesting RSU grant values shown in the above table. The number of RSUs was based on the AT&T closing stock price of $18.21. Shares granted and closing stock price were adjusted for the WM spin-off. The first tranche of the 2022 RSUs vested on January 13, 2023, at the $19.55 AT&T closing stock price. The Company’s common stock price change during the restriction period reduced the value of the units granted. Therefore, each NEO realized 99% of the annual shares granted.

In addition to the above, Pascal Desroches received a long-term distribution in February 2023 in the amount of $899,668 from his time-based vested tranches of WM RSUs issued for 2019-2020. Beginning with the 2021 grant, Mr. Desroches received long-term awards in the same form as other NEOs.

2023 LONG-TERM GRANTS

In January 2023, our NEOs received long-term awards in the form of:

Type of Award	Weight	Performance Metrics	Vesting Period
Performance Shares	75%	50% Earnings per Share (EPS) Growth and 50% ROIC with Relative TSR Payout Modifier of 20% (only if positive), 0%, or -20%	3-year performance period
RSUs	25%	Payout value based on common stock price performance only	3-year restriction period with annual ratable vesting

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COMPENSATION DISCUSSION AND ANALYSIS

The associated grant values for these awards were:

2023 TARGET LONG-TERM VALUES

Name	Performance Shares ($)	RSUs ($)
John Stankey	12,375,000	4,125,000
Pascal Desroches	5,625,000	1,875,000
Lori Lee	3,843,750	1,281,250
David McAtee	5,250,000	1,750,000
Jeff McElfresh	6,750,000	2,250,000

The above table summarizes annual awards of Performance Shares and RSUs approved in 2023. The total long-term target for 2023 is shown in the 2023 Total Target Compensation and Pay Mix section.

2023 PERFORMANCE SHARE GRANTS

The Performance Shares granted in 2023 are for the 2023-2025 performance period. The Committee determined that the Performance Shares would be tied to EPS Growth and ROIC performance metrics with a payout modifier based on a comparison of AT&T’s TSR to our AT&T Peer Group.

EPS Goal—Payout Table Calculation and Description

We established a three-year compound annual growth rate EPS performance target. Payouts may occur above or below the target depending on performance achievement. We calculate EPS by taking our annual adjusted net income minus minority and preferred interest and divide by our weighted average shares outstanding for the relevant year, subject to adjustments. A three-year compound annual growth rate is then computed by comparing the EPS for the final year of the performance period to the base year of the performance (year-end 2022) to determine the final performance. We do not disclose the internal absolute performance targets set for the three-year performance period because such disclosure would include competitively sensitive information and could be construed as earnings guidance; however, EPS performance targets are generally aligned to the Company’s long-term financial objectives and are disclosed following the end of the performance period. Potential payouts range from 0% to 200% of the number of Performance Shares granted.

ROIC Goal—Payout Table Calculation and Description

We established a ROIC performance target at the beginning of the three-year performance period. Payouts may occur above or below the target depending on performance achievement. We calculate ROIC for the 2023-2025 performance period by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the three-year performance period to determine the final performance. We do not disclose the internal absolute performance targets set for the three-year performance period because such disclosure would include competitively sensitive information and could be construed as earnings guidance; however, ROIC performance targets are generally aligned to the Company’s long-term financial objectives and are disclosed following the end of the performance period. Potential payouts range from 0% to 200% of the number of Performance Shares granted.

Performance Exclusions

The following performance exclusions apply to the 2023 Performance Share grants. For mergers and acquisitions and disposition activity for significant equity investments or direct or indirect ownership over $2.0 billion, we exclude the dilutive and cash flow impacts of intangible amortization, asset write-offs and impairments, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a

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COMPENSATION DISCUSSION AND ANALYSIS

performance metric, will not have an impact on the performance results. We also exclude the dilutive or accretive and cash flow impacts of certain matters to the extent the collective net impact of such matters in one of the following specific categories exceeds $300 million in a calendar year: changes in accounting principles, changes in federal or state tax laws, expenses caused by natural disasters, accounting write-downs of goodwill, other intangible assets and fixed assets, and accounting gains/losses from asset dispositions and severance costs. Further exclusions are dilutive or accretive impact to EPS from repurchases of common shares that varies from budgeted levels of repurchases, and dilutive impacts related to issuances of common shares for purposes of merger and acquisition activity. Additionally, we disregard the actuarial and mark-to-market gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans and rabbi trusts and benefit plan funding that varies from budget.

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with those of stockholders. This modifier provides that 2023 Performance Share Award payouts may be adjusted based on our positive or negative TSR (stock appreciation plus reinvestment of dividends) performance relative to our AT&T Peer Group. TSR performance will be measured over the entire performance period.

TSR PERFORMANCE MODIFIER

2023-2025 Performance Period

AT&T Return vs. TSR Peer Group	Payout Modifier

Top Quartile	Add 20 Percentage Points to Final ROIC/EPS Growth Payout Percentage; however, no TSR modifier will apply if AT&T’s relative TSR is negative

Quartile 2 Quartile 3	No Adjustment to ROIC/EPS Growth Payout Percentage

Quartile 4	Subtract 20 Percentage Points from Final ROIC/EPS Growth Payout Percentage

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for EPS Growth and ROIC, and modifying the award for relative TSR achievement, if applicable. In addition, the Committee may make discretionary adjustments. Combined Performance Shares and RSU distribution is 50% cash and 50% stock.

For 2024, the Committee will use the S&P 500 Index to measure TSR Performance for the Performance Share awards. Initial research indicated wide use of S&P indices across the peer group companies, and additional research indicated that most peer companies use the S&P 500. The S&P 500 offers a broad composition of companies; therefore, changes in its broad composition do not distort AT&T’s relative performance. After consultation with its independent consultant, the Committee selected this index to better align with market and peer practice.

2023 RESTRICTED STOCK UNIT GRANTS

The Committee awarded 2023 RSU grants that will vest and distribute 33-1/3% each year over three years. Other grant terms include: (i) dividend equivalents paid quarterly on outstanding RSU grants in cash at the time regular dividends are paid on our common stock, (ii) paid 100% in stock to further tie executives’ interests to those of stockholders, (iii) fully vested at grant for retirement eligible officers; however, the award does not distribute until the scheduled distribution date, and (iv) continues to comprise 25% of NEOs’ total long-term incentives with 75% of total long-term incentives granted in the form of Performance Shares.

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COMPENSATION DISCUSSION AND ANALYSIS

BENEFITS

Benefits and Personal Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: These benefits allow us to have a competitive program to help us in our attraction and retention efforts.

•

To support Executive Officers in meeting the needs of the business: We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather based on the value they bring the Company through maximized productivity and availability.

•	To provide for the safety, security, and personal health of executives: We provide Executive Officers certain personal benefits to provide for their safety and personal health.

Benefits for our Executive Officers are outlined below. The Committee continuously evaluates these benefits based on needs of the business and prevailing market practices and trends.

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans are offered to substantially all our employees, including each of the NEOs, and provide the opportunity to defer income and receive Company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of eligible 401(k) contributions (only base salary is matched for officers). Managers hired externally on or after January 1, 2015, do not earn pension benefits, and to account for the lack of a pension benefit, we provide an enhanced 401(k) match of 133-1/3% on the first 3% of eligible 401(k) contributions and 100% on the next 3% of eligible 401(k) contributions (only base salary is matched for officers).

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two AT&T nonqualified plans. All active NEOs were eligible to elect nonqualified deferrals from 2023 cash compensation through these plans.

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program for AT&T employees, which we use to encourage our managers to invest in and hold AT&T common stock on a tax-deferred basis.

Cash Deferral Plan

Through this plan, eligible AT&T managers may also defer pre-tax cash compensation in the form of salaries and bonuses.

WarnerMedia Employee Supplemental Savings Plan

Mr. Desroches is the only NEO with an account balance in this nonqualified restoration savings plan, that historically was made available to U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans.

These plans are described more fully in the Executive Compensation Tables section.

Pension Benefits

During 2023, we offered a tax-qualified group pension benefit to approximately two-thirds of our AT&T managers. Managers hired externally on or after January 1, 2015, are not eligible to participate in the pension plan, and instead receive an enhanced match in the 401(k) plan. Former WarnerMedia managers who remained with AT&T are not eligible to earn pension benefits, though some of these employees have frozen pre-merger Time Warner pension benefits.

We also provide supplemental retirement benefits under nonqualified pension plans, or Supplemental Employee Retirement Plans, to employees who became officers before 2009.

In 2019, Mr. Stankey elected to freeze his Supplemental Employee Retirement Plan (SERP) benefits as if he had retired at the end of 2019. He gave up credits under the plan for all future compensation and service. In exchange, the frozen benefit earns a fixed rate of interest equal to the discount rate used to determine lump sum benefits for participants who retired in 2019. The interest credits continue until the SERP benefits are distributed to participants.

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COMPENSATION DISCUSSION AND ANALYSIS

At the end of 2022, the company froze the SERP benefits with similar terms as described above, for individuals that were officers of the Company prior to 2009 (since officers appointed after 2008 are not eligible for SERP benefits). This is a limited officer group, including Ms. Lee.

Messrs. Desroches, McAtee and McElfresh are not eligible for any SERP benefits.

Additional information on pension benefits, including these plans, may be found in the Executive Compensation Tables section, following the “Pension Benefits” table.

Personal Benefits

The Committee believes that personal benefits attract and retain talented executives and that the limited cost is outweighed by the benefits to the Company. The benefits are described below, and the value can be found in the Personal Benefits Table following the Summary Compensation Table.

Financial Counseling	Includes tax preparation, estate planning, and financial counseling.
Health Coverage	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.
Executive Physical	Annual physical for executives who do not receive the health coverage shown above.
Communications	AT&T products and services provided at little or no incremental cost to the Company.
Automobile	Includes allowance, fuel, and maintenance.
Executive Disability	Provides compensation during a leave of absence due to illness or injury.
Home Security	Residential security system and monitoring.
Executive Life Insurance

We pay recoverable premiums for income protection of one times salary (two times for the CEO) in conjunction with group life with an option for employee-paid coverage of up to two times salary (see pages 66-67).

Company-Owned Club Memberships

To help achieve business objectives, attract talent to key operating hubs, and allow for continuity of access during personnel changes, the Company owns a limited number of social club and country club memberships. In some cases, we allow personal use of those memberships by executives at no additional cost to the Company. For company-owned country club memberships, the Company pays for assessments as the owner of the membership, but Executive Officers are responsible for paying all dues and other fees associated with their use of the membership.

Personal Use of Aircraft

As a general rule, corporate aircraft are dedicated to Company business. Any exception must be approved by the CEO as being in the Company’s interest to facilitate corporate scheduling and business priorities, and Executive Officers must reimburse the Company for the incremental cost of such usage unless approved otherwise by the CEO. This reimbursement requirement, however, may not be waived for the CEO.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information may be found in the Other Post-Retirement Benefits section of Executive Compensation Tables.

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COMPENSATION DISCUSSION AND ANALYSIS

POLICIES AND RISK MITIGATION

2023 STOCK OWNERSHIP GUIDELINES

The Committee has established common stock ownership guidelines for 2023 as shown below. We include shares held in our benefit plans in determining attainment of these guidelines. Each NEO was in compliance with AT&T’s guidelines as of December 31, 2023.

Level	Ownership Guidelines
CEO	6 x Base Salary
Executive Officers	Lesser of 3 x Base Salary, or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to meet the minimum requirements.

EQUITY RETENTION

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T. This requirement further ties executives’ compensation interests to interests of stockholders.

HEDGING POLICY

Executive officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

RESTITUTION AND CLAWBACK POLICIES

Under the AT&T Inc. Policy on Restitution, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements. Furthermore, the Committee has adopted the AT&T Clawback Policy, which provides for the recovery of erroneously awarded incentive compensation received by covered executives in the event of a required restatement due to material errors or material misstatements. The AT&T Clawback Policy complies with Rule 10D-1 under the Securities Exchange Act, as implemented by the NYSE listing standards. We believe that the Clawback Policy and the Policy on Restitution together give the Committee the authority, flexibility and discretion to seek recoupment of compensation whenever such action is warranted.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals. We conduct an annual compensation-related risk review to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ an independent compensation consultant and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

To ensure that it continues to receive comprehensive, expert consulting services, and recommendations for setting executive pay to retain and attract talent to execute the Company’s strategic objectives, in 2022 the Committee initiated a Request for Proposal (RFP) process for independent compensation consultant services. FW Cook was invited to respond to the RFP, as were several other companies that provide independent compensation consultant services. After a thorough review process with evaluation of the candidates, the Committee renewed its engagement with FW Cook for independent compensation consultant services.

The consultant:

•	Attends all Committee meetings;
•	Regularly updates the Committee on market trends, changing practices, and legislation

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COMPENSATION DISCUSSION AND ANALYSIS

pertaining to executive compensation and benefits;
•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market competitiveness;
•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;
•	Provides market data for jobs held by senior leaders;
•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;
•	Assists the Committee in making pay determinations for the CEO; and
•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T
•	Percentage of the consultant’s revenues paid by AT&T
•	Consultant’s policies to prevent conflicts of interest
•	Other relationships with compensation committee members
•	AT&T stock owned by the consultant
•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for filing with the Securities and Exchange Commission.

February 20, 2024	The Human Resources Committee

Beth E. Mooney, Chair
Scott T. Ford
Michael B. McCallister
Matthew K. Rose

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below discloses compensation provided to AT&T’s Named Executive Officers (NEOs), including the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated Executive Officers. Compensation information is provided for the years each person in the table was a Named Executive Officer since 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

J. STANKEY CEO	2023	2,400,000	0	16,500,000	0	6,440,000	750,966	359,191	26,450,157
	2022	2,400,000	0	13,499,988	0	5,320,000	1,264,319	431,219	22,915,526
	2021	2,400,000	0	13,420,341	0	6,888,000	1,468,869	643,669	24,820,879

P. DESROCHES Sr. Exec. Vice Pres. & CFO	2023	1,250,000	0	7,500,000	0	3,162,500	34,220	713,321	12,660,041
	2022	1,250,000	0	7,499,993	0	2,612,500	0	390,014	11,752,507
	2021	1,250,000	0	5,999,990	0	3,382,500	0	1,112,643	11,745,133

L. LEE GMO & Sr. Exec. Vice Pres. International	2023	750,000	250,000	5,125,020	0	1,552,500	0	159,739	7,837,259
	2022	750,000	0	5,525,000	0	1,282,500	1,989,542	199,363	9,746,405
	2021	750,000	0	4,025,002	0	1,822,500	689,009	222,746	7,509,257

D. MCATEE Sr. Exec. Vice Pres. & General Counsel	2023	1,300,000	0	7,000,000	0	3,105,000	315,467	671,096	12,391,563
	2022	1,300,000	0	6,850,008	0	2,232,500	0	912,807	11,295,315
	2021	1,300,000	0	5,350,003	0	2,890,500	201,040	801,379	10,542,922

J. MCELFRESH Chief Operating Officer	2023	1,208,333	0	9,000,000	0	3,162,500	239,520	219,303	13,829,656
	2022	1,000,000	0	9,999,983	0	1,900,000	129,818	282,845	13,312,646
	2021	1,000,000	0	8,500,003	0	2,420,000	134,002	275,524	12,329,529

NOTE 1. Three of the NEOs deferred portions of their 2023 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the market price of AT&T stock as follows: Mr. Desroches—$3,379,375; Ms. Lee—$45,000; and Mr. McElfresh—$119,792. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 69. Salary changes are effective March 1.

NOTE 2. Amounts in the Stock Awards column for 2023 represent the grant date values of Performance Shares and Restricted Stock Units. The grant date values of Performance Shares included in the table for 2023 were: Mr. Stankey—$12,375,000; Mr. Desroches—$5,625,000; Ms. Lee—$3,843,760; Mr. McAtee—$5,250,000; and Mr. McElfresh—$6,750,000. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 200% of the target number of Performance Shares. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Share-Based Payments.”

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EXECUTIVE COMPENSATION TABLES

NOTE 3. Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2023: Mr. Stankey—$4,025, Mr. Desroches—$0, Ms. Lee—$0, Mr. McAtee—$0, and Mr. McElfresh—$6,728. Other amounts reported under this heading represent an increase, if any, in actuarial value of the accumulated pension benefits during the reported period.

NOTE 4. This column includes personal benefits, Company-paid life insurance premiums and Company matching contributions to deferral plans. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Mr. Stankey reimbursed the Company for the incremental cost of his personal use of Company aircraft. Mr. McAtee’s amount shown for use of Company aircraft represents flights taken for medical treatments.

	Stankey	Desroches	Lee	McAtee	McElfresh

PERSONAL BENEFITS

Financial counseling (includes tax preparation and estate planning)	14,000	14,000	14,000	18,627	10,000

Auto benefits	29,013	19,459	14,042	16,618	16,997

Personal use of Company aircraft	0	0	4,263	33,727	0

Health coverage	75,972	19,696	73,104	73,104	18,328

Club membership	51,930	0	0	51,930	48,713

Communications	11,178	1,350	5,447	5,917	1,455

Home security	29,505	3,354	3,883	13,292	0

Total Personal Benefits	211,598	57,859	114,739	213,215	95,493

Company matching contributions to deferral plans	15,840	655,462	45,000	440,015	81,458

Life insurance premiums applicable to the employees’ death benefit	131,753	0	0	17,866	42,352

Total	359,191	713,321	159,739	671,096	219,303

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

STANKEY	1/26/23	1,680,000	5,600,000	8,400,000	185,625	618,750	1,237,500	206,250			16,500,000

DESROCHES	1/26/23	825,000	2,750,000	4,125,000	84,375	281,250	562,500	93,750			7,500,000

LEE	1/26/23	405,000	1,350,000	2,025,000	57,656	192,188	384,376	64,063			5,125,020

MCATEE	1/26/23	810,000	2,700,000	4,050,000	78,750	262,500	525,000	87,500			7,000,000

MCELFRESH	1/26/23	825,000	2,750,000	4,125,000	101,250	337,500	675,000	112,500			9,000,000

NOTE 1. Represents Performance Share awards, discussed beginning on page 51.

NOTE 2. Unless otherwise noted, represents Restricted Stock Unit grants, discussed on page 51. The units granted in 2023 are scheduled to vest 33-1/3% and distribute each year in January 2024, 2025, and 2026. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the NEOs except for Mr. McAtee were retirement eligible as of the grant date. Mr. McAtee became retirement eligible on November 27, 2023.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Stankey

The 2018 Incentive Plan provides that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017 to Mr. Stankey will not be prorated if he remains employed through December 30, 2020, or in the event of certain changes in his reporting. As a result of this provision, Mr. Stankey’s current and future Performance Share grants will not be prorated.

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of Warner Media, LLC. As part of this position, he engaged in extensive business travel, which required him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns relating to periods when he was CEO of Warner Media.

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
STANKEY
2023-2025 Perf. Shares					0	0	1,113,750	18,688,725
2022-2024 Perf. Shares					0	0	768,377	12,893,366
DESROCHES
2023-2025 Perf. Shares					0	0	506,250	8,494,875
2022-2024 Perf. Shares					0	0	426,876	7,162,979
LEE
2023-2025 Perf. Shares					0	0	345,938	5,804,840
2022-2024 Perf. Shares					0	0	314,465	5,276,723
MCATEE
2023-2025 Perf. Shares					0	0	472,500	7,928,550
2022-2024 Perf. Shares					0	0	389,882	6,542,220
2020 RSUs – Retention Grant					372,294	6,247,093	0	0
MCELFRESH
2023-2025 Perf. Shares					0	0	607,500	10,193,850
2022-2024 Perf. Shares					0	0	569,168	9,550,639
2019 Restricted Stock Award – Retention Grant					64,447	1,081,421	0	0

NOTE 1. Mr. McElfresh’s 2019 Restricted Stock Award grant vests in December 2024. Mr. McAtee’s 2020 grant of Restricted Stock Units vests in April 2030.

NOTE 2. Performance Shares are distributed after the end of the performance period shown for each award. The actual number of shares distributed is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2023. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2023 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measures for the 2022 and 2023 grants are 50% ROIC and 50% EPS Growth with a payout adjustment for the relative TSR modifier. As of the end of 2023, for the 2022 grant the ROIC achievement was above target, the EPS Growth achievement was below target and the TSR modifier was in the third quartile. As a result, the 2022 grant was reported based on the weighted achievement result for ROIC at the maximum payout and EPS Growth at target with a 0% payout adjustment for the relative TSR modifier. For the 2023 grant the ROIC achievement was above target, the EPS Growth achievement was above target and the TSR modifier was in the fourth quartile. As a result, the 2023 grant was reported based on the weighted achievement result for ROIC and EPS Growth at the maximum payout with a -20% payout adjustment for the relative TSR modifier.

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EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED DURING 2023

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
STANKEY	0	0	691,032	12,453,562
DESROCHES	0	0	309,209	5,576,592
LEE	0	0	208,600	3,764,409
MCATEE	0	0	498,388	8,594,265
MCELFRESH	0	0	417,733	7,493,909

NOTE 1. The table above shows the Performance Shares and Restricted Stock Units that vested in 2023. The Restricted Stock Units that vested in 2023 were not distributed. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted Stock Units granted in 2023 to the following NEOs vested at grant because of their retirement eligibility (or upon becoming retirement eligible later in 2023, in the case of Mr. McAtee) but will be distributed in prorated payments of 33-1/3% each year in 2024, 2025 and 2026: Mr. Stankey—206,250, Mr. Desroches—93,750, Ms. Lee—64,063, Mr. McAtee—87,500, and Mr. McElfresh—112,500.

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EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2023)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
STANKEY	Pension Benefit Plan—Nonbargained Program	38	1,643,076	0
	Supplemental Retirement Income Plan (SRIP)	19	484,825	0
	SERP	34	34,445,144	0
DESROCHES	Pension Benefit Plan—WarnerMedia Component Part	9	294,183	0
	WarnerMedia Excess Pension Benefit Plan	9	186,459	0
LEE	Pension Benefit Plan—Nonbargained Program	26	1,285,453	0
	Pension Benefit Make Up Plan	9	54,656	0
	SERP	25	14,067,400	0
MCATEE	Pension Benefit Plan—MCB Program	11	176,077	0
	Pension Benefit Make Up Plan	11	1,494,454	0
MCELFRESH	Pension Benefit Plan—Mobility and Southeast Management Programs	28	431,953	0
	Pension Benefit Make Up Plan	28	645,025	0

NOTE 1. Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2023 AT&T Annual Report to Stockholders in Note 14 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the WarnerMedia Component Part and WarnerMedia, LLC Excess Benefit Pension Plan, the assumed retirement age is the date a participant attains age 62. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age for active employees as of 12/31/2023 is the earlier of the date the participant (i) reaches age 60, (ii) attains 30 years of service (when an employee may retire without discounts for age), or (iii) has pension accruals frozen, though not earlier than the 12/31/2023 measurement date.

The SRIP/SERP benefits have been reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

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EXECUTIVE COMPENSATION TABLES

QUALIFIED PENSION PLAN

The AT&T Pension Benefit Plan (the “Plan”), a “qualified pension plan” under the Internal Revenue Code, provides ongoing pension accruals to most of our employees hired before 2015, including each NEO, except Mr. Desroches. Mr. Desroches has a frozen vested pension benefit under the Plan due to his pre-2010 employment at Time Warner, but he no longer earns additional pension benefits. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new AT&T management employees are eligible for a pension (2016 for DirecTV). However, employees who are not entitled to participate in the pension plan, or whose pension benefits were frozen, receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stankey and Ms. Lee are covered by the Nonbargained Program of the Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

Career Average Minimum (CAM) Formula

For each of the participating NEOs, the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation for each year from January 1, 2000 through December 31, 2021, and 1% of participant’s pension-eligible compensation for each year thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The Nonbargained Program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities. For participants terminating on or after May 25, 2018, and receiving their benefit on or after June 1, 2018, this program permits participants to elect to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance (MCB) Program

Mr. McAtee is covered by the MCB Program of the Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility Program and Southeast Management Program

Mr. McElfresh is covered by the Mobility Program, which is also part of the tax-qualified Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus

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EXECUTIVE COMPENSATION TABLES

monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum equal to the cash balance account.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the Plan. This benefit accrued during his prior employment period at BellSouth. Going forward, this cash balance account earns only interest credits. The interest crediting rate is reset each calendar-year and is equal to the published average annual yield for the 30-year Treasury Bond as of November of preceding year, but not less than the floor of 3.79%.

WarnerMedia Component Part

Mr. Desroches has a pension benefit under the WarnerMedia Component of the Plan, which was accrued during his employment at Time Warner. Benefit accruals under this Program were frozen December 31, 2013. After such date, the participant’s age and service continue to count only for purposes of determining early retirement factors and retirement eligibility.

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers who are currently accruing pension benefits instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

Mr. Desroches has a frozen benefit under the nonqualified WarnerMedia Excess Pension Benefit Plan (which is provided by Warner Bros. Discovery). His benefit will be paid in the form of monthly payments over a ten-year period.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning

December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP, subject to certain exceptions not applicable to any Executive Officers. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Mr. Stankey and Ms. Lee are eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the current NEO SERP participants, only Ms. Lee has an age or service discount under this plan at this time, and her discount will not change due to age or service after December 31, 2022 because of the benefit freeze described below. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

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EXECUTIVE COMPENSATION TABLES

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective June 16, 2018 for Mr. Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage for Mr. Stankey is 60% and 50% for Ms. Lee. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stankey’s Benefits

Mr. Stankey’s SERP benefits were modified in 2019. For purposes of calculating his SERP benefits, the Company froze his compensation and stopped accruing age and service credits as of December 31, 2019, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

Ms. Lee’s Benefit

Ms. Lee’s SERP benefit was similarly frozen December 31, 2022, when future compensation, age and service credits ceased. Her benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 2.3%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect to receive upon retirement at age 55 or later, the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service (10 years of service for NEOs hired on or after October 1, 2015) or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. In addition, we also provide communications, broadband, video and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

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EXECUTIVE COMPENSATION TABLES

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)

Financial counseling	Maximum of $14,000 per year for 36 months

Financial counseling provided in connection with retirement	Maximum of $20,000 total

Estate planning	Maximum of $10,000 per year for 36 months

Communication benefits	Average of $6,000 for annual programming

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares will pay out at 100% of target. As a result, if an active NEO had died at the end of 2023, the amounts of Restricted Stock Units and/or Restricted Stock, as applicable, that would have been vested and distributed include: Mr. McAtee—$6,247,093 and Mr. McElfresh—$1,081,421. If an active NEO had died at the end of 2023, the amounts of Performance Shares that would have distributed are as follows: Mr. Stankey—$18,978,197; Mr. Desroches —$9,494,695; Ms. Lee—$6,742,725; Mr. McAtee—$8,766,224; and Mr. McElfresh—$12,030,337.

In addition, in the event of termination of employment due to disability, unvested Restricted Stock Units and Restricted Stock, if any, will also vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. End-of-year amounts for Messrs. McAtee and McElfresh and are shown above. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary.

In addition to the foregoing, each of the active NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

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EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)

STANKEY	Stock Purchase and Deferral Plan	0	0	(31,357)	0	1,154,345

	Cash Deferral Plan	0	0	14,084	0	280,746

	2018 Incentive Plan	4,125,000	0	(365,280)	4,354,392	7,843,643

DESROCHES	Stock Purchase and Deferral Plan	2,856,875	637,525	(168,121)	518,991	3,321,819

	WarnerMedia Employee Supplemental Savings Plan	0	0	697,148	0	5,501,665

	2018 Incentive Plan	1,875,000	0	(153,789)	2,153,601	3,124,226

LEE	Stock Purchase and Deferral Plan	45,000	29,160	1,386	76,260	196,193

	2018 Incentive Plan	1,281,260	0	(99,170)	1,578,104	2,487,803

MCATEE	Stock Purchase and Deferral Plan	2,120,875	424,175	(133,153)	3,734,204	2,379,808

	2018 Incentive Plan	3,367,709	0	116,793	128,368	3,356,134

MCELFRESH	Stock Purchase and Deferral Plan	119,792	65,618	(46,407)	195,898	2,343,695

	Cash Deferral Plan	0	0	23,532	55,890	458,152

	2018 Incentive Plan	2,250,000	0	(206,095)	2,354,041	4,427,990

NOTE 1. Amounts attributed to the Stock Purchase and Deferral Plan, Cash Deferral Plan or WM Supplemental Savings Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans. Amounts attributed to the 2018 Incentive Plan reflect the value, as of December 31, 2023, of Restricted Stock Units that have vested under the terms of the Plan due to the recipients’ retirement eligibility but that will not be distributed until the scheduled vesting dates.

NOTE 2. Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2023 in the “Summary Compensation Table”: Mr. Stankey—$4,025, Mr. Desroches—$1,010,775, Ms. Lee—$74,160, Mr. McAtee—$424,175, and Mr. McElfresh—$192,138. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2022 and 2021, combined: Mr. Stankey—$6,360, Mr. Desroches—$2,496,575, and Mr. McElfresh—$1,201,641.

NOTE 3. Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in Note 3 to the “Summary Compensation Table”.

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EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the eligible NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP/CDP makeup match is 133-1/3% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

WARNERMEDIA EMPLOYEE SUPPLEMENTAL SAVINGS PLAN (SSP)

Mr. Desroches is the only NEO with a balance in the SSP. This nonqualified restoration savings plan allowed U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans to make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds: up to 50% contributions for compensation up to $500,000 and up to 90% for compensation above $500,000. The Company matched contributions up to the first 6% of deferred compensation between the compensation limit and $500,000, with no match for deferred compensation above $500,000. The matching rate was 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

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EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target annual bonus for the fiscal year in which the Change in Control occurs. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined

“good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2023 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS AS OF DECEMBER 31, 2023

Name	Severance ($)

STANKEY	23,920,000

DESROCHES	11,960,000

LEE	6,279,000

MCATEE	11,960,000

MCELFRESH	11,960,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

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OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2023 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at investors.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Governance and Policy Committee, Corporate Development and Finance Committee and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal (other than pursuant to Exchange Act Rule 14a-8) or nominate a person for election as a Director at the 2025 Annual Meeting of Stockholders (other than pursuant to the proxy access provisions of the Company’s Bylaws), such proposal or nomination must be received by the Office of the Corporate Secretary , AT&T Inc., 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on May 16, 2024, written notice of any such proposal or nomination must be received by the Company no earlier than January 16, 2025, and no later than February 15, 2025. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the advance notice provisions of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Office of the Corporate Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date. In addition to satisfying the deadlines in the advance notice provisions of the Company’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Exchange Act Rule 14a-19 to the Office of the Corporate Secretary of AT&T no later than March 19, 2025.

Stockholder proposals intended to be included in the proxy materials for the 2025 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received by December 5, 2024. Such proposals should be sent in writing by courier or certified mail to the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2025 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Office of the Corporate Secretary, AT&T Inc., at 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2025 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than November 5, 2024 and no later than December 5, 2024.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States or Canada may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

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OTHER INFORMATION

DELINQUENT SECTION 16(a) REPORTS

AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC. Because of the complex nature of the forms, AT&T files the reports on behalf of the Executive Officers and Directors. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with the filing requirements applicable to such Executive Officers and Directors except for six late reports by Ms. Lee covering six transfers of shares to a joint trust (including one transfer that occurred in January 2024), one late report by Mr. Legg covering the vesting and the tax withholding of restricted stock units, one late report by Ms. Sanders covering the tax withholding of restricted stock (which occurred in January 2024), three late reports by Mr. Stankey covering four transfers of shares to a family trust (including one transfer that occurred in January 2024), and one late report by each of Messrs. Arroyo, Gillespie and Legg covering a restricted stock grant (which occurred in January 2024). The untimely reports were the result of administrative errors.

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $24,500, plus expenses.

CEO PAY RATIO

We determined the pay ratio by dividing the total 2023 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2023 compensation of the median employee, using the same components of compensation and valuation methodology as used in the Summary Compensation Table for the CEO.

The total compensation of our median employee is $137,176. The final pay ratio calculation is 193:1.

	Determination of CEO Pay Ratio

Step 1	Total compensation of the CEO[1]	$26,450,157

Step 2	Total compensation of the median employee[2]	$ 137,176

Step 3	Divide compensation of the CEO by the median employee	192.8

Result	CEO pay ratio	193:1

[1]	Includes the value of Mr. Stankey’s health benefits.
[2]	Includes the cost of group health and welfare benefits.

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OTHER INFORMATION

Our median employee for 2023 was determined using the compensation of employees who were actively employed on October 1, 2023. We used cash compensation earned during the first 3 quarters of the year to determine the median employee.

	Determination of Number of Employees for Selection of Median Employee Using the Measurement Date of October 1, 2023

Step 1	Identify all active employees globally excluding the CEO	149,275

Step 2	Exclude all non-US based employees except those in the 2 foreign countries with our largest employee populations	(6,097)

Result	Employees used to determine the median employee	143,178

DETERMINATION OF NUMBER OF GLOBAL EMPLOYEES USING THE MEASUREMENT DATE OF OCTOBER 1, 2023
Step 1	Identify all active US-based employees						123,055

Step 2	Identify all active non-US based employees in foreign countries with our largest employee populations:						20,123
	Mexico	17,335	India	2,788

Step 3	Identify all active non-US based employees in the other 37 foreign countries:						6,097

	Argentina	95	Australia	71	Austria	6

	Belgium	47	Brazil	170	Canada	112

	Chile	14	China	29	Colombia	7

	Costa Rica	10	Czech Republic	1,082	Denmark	11

	France	66	Germany	111	Hong Kong	97

	Ireland	29	Israel	448	Italy	26

	Japan	60	Malaysia	130	Netherlands	82

	New Zealand	4	Panama	3	Philippines	11

	Poland	246	Singapore	117	Slovakia	2,443

	South Africa	4	South Korea	11	Spain	61

	Sweden	9	Switzerland	6	Taiwan	11

	Thailand	4	Turkey	3	United Kingdom	457

	Utd. Arab Emir.	4

Result	Total number of active global employees excluding the CEO						149,275

2024 PROXY	73	AT&T INC.

OTHER INFORMATION

PAY VERSUS PERFORMANCE
In this section, we are including the required disclosure for pay versus performance as defined by the Securities and Exchange Commission (SEC) for our principal executive officer(s) (PEO(s)) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Pay Versus Performance
Year 1	Summary Compensation Table Total for John Stankey CEO	Summary Compensation Table Total for Randall Stephenson CEO	Comp Actually Paid to John Stankey CEO 2,3	Comp Actually Paid to Randall Stephenson CEO 2,3	Average Summary Compensation Table Total for Non-CEO NEOs	Average Comp Actually Paid to Non-CEO NEOs 2,3	Value of Initial Fixed $100 Investment Based On: 4		Net Income (Loss) $M	Standalone AT&T Adjusted Operating Income $M 5
							AT&T TSR	S&P 500 CSI

2023	$26,450,157	—	$23,872,707	—	$11,679,630	$10,454,047	$74	$141	$15,623	$24,604

2022	$22,915,526	—	$22,874,696	—	$11,526,718	$11,866,965	$76	$90	($7,055)	$22,983

2021	$24,820,879	—	$20,751,888	—	$10,436,274	$8,724,822	$72	$150	$21,479	$22,235

2020	$21,020,917	$29,154,628	$20,036,787	$14,391,221	$23,872,620	$20,906,996	$79	$124	($3,821)	$22,463
Note 1.
John Stankey succeeded Randall Stephenson as CEO on July 1, 2020. The remaining NEOs for each year are presented as follows:

•	2023: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2022: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2021: Pascal Desroches, Lori Lee, David McAtee, Jeff McElfresh, John Stephens, and Randall Stephenson

•	2020: John Stephens, Jason Kilar, David McAtee, and Jeff McElfresh
Note 2.
Compensation Actually Paid (CAP) is the Summary Compensation Table (SCT) total value for the period shown with adjustments for equity awards and pension. CAP reflects equity awards based on the mark-to-market
valuation for cash settled portions of awards under Accounting Standards Codification Topic 718:
Compensation – Stock Compensation
for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.
Note 3.
Previously reported CAP for 2020, 2021, and 2022 have been recalculated based on recent guidance from the SEC clarifying that equity awards should be treated as vested in the CAP calculation when the holder achieves retirement eligible status if the awards allow for accelerated vesting when retirement eligibility is satisfied with no other conditions.
Note 4.
The company must calculate TSR with a base investment of $100 in a manner consistent with the SEC stock performance graph disclosure requirements over the cumulative period covered in the disclosure (i.e., for 2020 the table represents the TSR over 2020, the TSR for 2021 represents the cumulative TSR over 2020 and 2021, etc.). The peer group used for comparison is the S&P 500 Communication Services Index (CSI).
Note 5.
Standalone AT&T results reflect the historical operating results of the company presented as continuing operations and exclude U.S. Video and other dispositions included in Corporate and Other that did not meet the criteria for discontinued operations. Standalone AT&T results are presented to provide 2020 and 2021 full-year results that are comparable to 2022 and 2023 continuing operations financial data. Standalone AT&T Adjusted Operating Income differs from Adjusted Operating Income presented in our quarterly earnings material, and is calculated by adjusting AT&T’s Operating Income (Loss) from Continuing Operations for the following items: (1) transaction, impairment and depreciation and amortization costs associated with merger, acquisition and disposition activity for transactions when enterprise value exceeds $2.0 billion; (2) costs related to changes in accounting principles, changes in tax laws, natural disasters, impairments and abandonments of goodwill, other intangibles and fixed assets and, gains and losses related to asset dispositions and mark-to-market
activity, in each case, in
excess of $500 million for 2022 and 2021, and
in-excess
of $300 million for 2023; additionally, for 2023, the actuarial and mark-to-market
gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans and rabbi trusts and benefit plan funding that varies from budget; and (3) severance

AT&T INC.	74	2024 PROXY

OTHER INFORMATION

charges in excess of $200 million for 2022, and in excess of $300 million for 2023. Standalone AT&T Adjusted Operating Income also removes the results from U.S. Video operations and other dispositions that did not meet the criteria for discontinued operations, which impacts 2021 and 2020.
Compensation Actually Paid (CAP) calculations are as follows:

CEO SCT Total to CAP Reconciliation
Year	CEO	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Awards 1,2	Additions to SCT Total for Pension Service Costs 1,3	CAP 2

2023	John Stankey	$26,450,157	($16,500,000)	($746,941)	$14,669,708	($217)	$23,872,707

2022	John Stankey	$22,915,526	($13,499,988)	($1,262,050)	$14,718,993	$2,215	$22,874,696

2021	John Stankey	$24,820,879	($13,420,341)	($1,464,778)	$10,877,758	($61,630)	$20,751,888

2020	John Stankey	$21,020,917	($13,499,999)	($1,409,983)	$8,210,854	$5,714,998	$20,036,787

2020	Randall Stephenson	$29,154,628	($20,999,989)	($3,712,667)	$9,940,559	$8,690	$14,391,221
Note 1.
The following table shows each of the amounts added or deducted to arrive at the Additions to SCT Total for both Equity Awards and Pension Costs:

		Equity						Pension
Year	CEO	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2023	John Stankey	$10,278,799	($1,708,660)	$4,125,000	$311,691	$1,662,878	$14,669,708	($217)	$0	($217)

2022	John Stankey	$11,316,638	($1,436,890)	$3,374,991	($53,056)	$1,517,311	$14,718,993	$2,215	$0	$2,215

2021	John Stankey	$7,783,605	($1,978,709)	$3,375,014	$5,389	$1,692,459	$10,877,758	($61,630)	$0	($61,630)

2020	John Stankey	$7,495,851	($3,791,693)	$3,375,017	($93,889)	$1,225,568	$8,210,854	$153,016	$5,561,982	$5,714,998

2020	Randall Stephenson	$10,891,599	($8,495,365)	$5,250,007	($223,992)	$2,518,311	$9,940,559	$9,186	($496)	$8,690
Note 2.
Based on updated SEC guidance, Total Equity Award adjustment calculations for 2023 assume vesting upon retirement eligibility date for Restricted Stock Units (RSUs). Dividend equivalents for vested RSUs are not included in equity adjustments for CAP. Prior year Total Equity Award adjustments for 2020, 2021, and 2022 for John Stankey and 2020 adjustments for Randall Stephenson have been recalculated for ease of year-over-year comparison.
Note 3.
The Supplemental Employee Retirement Plan (SERP) was amended in 2020 to freeze Mr. Stankey’s benefit accruals effective 12/31/2019 and convert it to a cash balance account earning annual interest at 3.7% (as disclosed in prior years’ CD&As). This amendment resulted in a one-time
Prior Service Cost to account for the change in pension liability. For 2020, the total Pension Cost shown above includes the annual Service Cost (for annual benefit accrual) and this additional Prior Service Cost.
Mr. Stankey’s 2021, 2022, and 2023 Pension Costs do not include any Prior Service Cost since there were no applicable plan amendments. In 2021, his qualified management pension increased more than the SERP benefit; it is used as an offset to the gross SERP formula, resulting in a net negative Service Cost for all pension benefits. In 2022, the management pension increased by approximately the same amount that the SERP benefit decreased, resulting in a small positive net Service Cost.

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OTHER INFORMATION

Mr. Stephenson’s 2020 Pension Cost does not include any Prior Service Cost since his SERP benefit was frozen effective 12/31/2012 and the amendment was accounted for in 2013. His management pension increased somewhat more than the amount the SERP benefit decreased during 2020, resulting in a modest positive net Service Cost.

Average Non-CEO NEO’s SCT Total to CAP Reconciliation
Year	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Award 1,2	Additions to SCT Total for Pension Costs 1	CAP 2

2023	$11,679,630	($7,156,255)	($145,620)	$6,025,311	$50,981	$10,454,047

2022	$11,526,718	($7,468,746)	($528,796)	$8,150,222	$187,567	$11,866,965

2021	$10,436,274	($3,979,166)	($785,922)	$2,760,131	$293,505	$8,724,822

2020	$23,872,620	($20,033,747)	($416,313)	$16,833,402	$651,034	$20,906,996
Note 1.
The following table shows each of the
Non-CEO
NEOs’ average amounts added or deducted to arrive at the Additions to SCT Total for both

Equity Awards and Pension Costs:

	Equity						Pension
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2023	$4,358,935	($1,035,474)	$1,706,159	$41,327	$954,364	$6,025,311	$50,981	$0	$50,981

2022	$6,659,592	($762,402)	$1,439,060	($11,723)	$825,696	$8,150,222	$187,567	$0	$187,567

2021	$2,484,647	($1,586,659)	$771,874	$8,166	$1,082,103	$2,760,131	$126,293	$167,212	$293,505

2020	$17,129,529	($2,384,911)	$951,477	($141,558)	$1,278,866	$16,833,402	$175,405	$475,629	$651,034
Note 2
. Based on updated SEC guidance, Total Equity Award adjustment calculations for 2023 assume vesting upon retirement eligibility date for RSUs. Dividend equivalents for vested RSUs are not included in equity adjustments for CAP. Prior year Total Equity Award adjustments for 2020, 2021, and 2022 for all NEO’s have been recalculated where applicable for ease of year-over-year comparison.
In addition to the tabular disclosure, the following is an unranked list of the most important performance measures that link CAP to Company performance.

Most Important Performance Measures

Long Term Measures (page 51)	Earnings Per Share
Return on Invested Capital
Total Shareholder Return

Short Term Measures (page 45)	Free Cash Flow
Adjusted Operating Income

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OTHER INFORMATION

Pay versus Performance CAP Comparisons
Each of the following graphs shows the relationship between CAP and the required performance measures in the tabular disclosure: (i) AT&T TSR and Peer Group TSR (Value of Initial Fixed $100 Investment), (ii) Net Income, and (iii) Standalone Adjusted AT&T Operating Income (Company Selected Measure). AT&T’s compensation program is designed to drive long-term sustained performance aligned with stockholder interests and does so through the use of short-term and long-term incentive awards (as described in our CD&A). In 2023, 90% of the CEO and other NEOs’ target compensation opportunity was delivered via at-risk
pay.

2024 PROXY	77	AT&T INC.

OTHER INFORMATION

AT&T INC.	78	2024 PROXY

ANNEX A

Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T’s internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV classified as investing activities minus capital expenditures and cash paid for vendor financing (classified as financing activities). We believe this metric provides useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow
Dollars in millions	Year Ended 2023	Year Ended 2022

Net cash provided by operating activities	$38,314	$35,812

Distributions from DIRECTV classified as investing activities	2,049	2,649

Less: Capital expenditures	(17,853)	(19,626)

Less: Cash paid for vendor financing	(5,742)	(4,697)

Free Cash Flow	$16,768	$14,138

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions	Year Ended 2023

Capital Expenditures	$(17,853)

Cash paid for vendor financing	(5,742)

Cash paid for Capital Investment	$(23,595)

AT&T INC.	A-1	2024 PROXY

ANNEX A

Net Debt

Net debt is a non-GAAP measure frequently used by investors and credit rating agencies and is calculated by subtracting cash and cash equivalents and deposits at financial institutions that are greater than 90 days (e.g., certificates of deposit and time deposits), from the sum of debt maturing within one year and long-term debt.

Net Debt
Dollars in millions

At December 31, 2022:

Current debt	$7,467
Long-term debt	128,423

Total debt at December 31, 2022	135,890

Less: Cash and cash equivalents	(3,701)

Less: Time deposits	—

Net debt at December 31, 2022	132,189

At December 31, 2023:

Current debt	9,477

Long-term debt	127,854

Total debt at December 31, 2023	137,331

Less: Cash and cash equivalents	(6,722)

Less: Time deposits	(1,750)

Net debt at December 31, 2023	128,859

Decrease in Net Debt	$3,330

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this proxy statement contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. AT&T disclaims any obligation to update and revise the forward-looking statements contained in this proxy statement based on new information or otherwise.

2024 PROXY	A-2	AT&T INC.

Recognition

3BL Media 100 Best Corporate Citizens; 2011-2023

American Indian Science and Engineering Society: Top 50 STEM Workplaces, 2016-2023

Bloomberg Gender-Equality Index; 2018-2023

CDP Climate Change A List; 2022–2023; Leadership Tier; 2016-2022

CPA-Zicklin Index of Corporate Political Disclosure and Accountability Trendsetter; 2019-2023, 100% Score; 2021-2023

Disability:IN 100% Disability Equality Index; 2014-2023

Dow Jones Sustainability Index – North America 2010-2013, 2017-2023

Fair360 Top 50 Companies for Diversity; 2001, 2007-2020; Hall of Fame; 2020-2023; Top Companies for ESG; 2020, 2021; Top Companies for Supplier Diversity, ranked #1; 2023; Top Companies for LGBTQ+ Employees, ranked #5; 2023; Top Companies for People with Disabilities, ranked #12; 2023; Top Companies for Mentoring, ranked #21; 2023

Forbes Net Zero Leaders; 2023

Fortune World’s Most Admired Companies; 2006-2024
Hispanic Association on Corporate Responsibility Corporate Inclusion Index; 2009-2023; 5-Star Governance, 2023; 5-Star Procurement, 2023

Human Rights Campaign 100% Corporate Equality Index; 2004-2023

JUST Capital America’s Most JUST Companies (JUST 100); 2018-2023

Latino Metro: Latino Equity Top 100 Best Place to Work; 2023

Latina Style: Top 50 Best Companies for Latinas to Work for in the U.S.; 2012-2020, 2022-2023

Military Friendly 2023 Military Friendly Employer Bronze, 2023 Military Spouse Friendly Employers, 2023 Military Supplier Diversity Friendly, 2023 Military Friendly Top 10 Brand, 2023 Military Friendly Gold Top 10 Company

Military Times 2013-2017, 2019-2023 Best for Vets

National Organization on Disability: Leading Disability Employer, 2017-2023

National Business Inclusion Consortium: Best-of-the-Best Corporations for Inclusion, 2023.

Newsweek America’s Most Responsible Companies; 2020-2023; America’s Greatest Workplace for Diversity for 2023; America’s Greatest Workplaces for LGBTQ+ for 2023

AT&T INC.	2024 PROXY

AT&T Inc.
One AT&T Plaza Whitacre Tower
208S. Akard Street Dallas, TX 75202
www.att.com